Exhibit 99.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

ASSET PURCHASE AND REDEMPTION AGREEMENT

This Asset Purchase and Redemption Agreement (this “Agreement”) dated as of February 28, 2023 between Landos Biopharma, Inc. (“Landos” or “Seller”), a corporation organized under the laws of the State of Delaware, Dr. Josep Bassaganya-Riera (“JBR” or “Agent”), on his own behalf and on behalf of the persons listed on Schedule A annexed hereto and made a part hereof (the “Selling Entities”), Raquel Hontecillas (together with JBR and the Selling Entities, the “Stockholders”), and each of the Selling Entities. Landos, Agent and the Stockholders are referred to herein collectively as the “Parties” and each individually as a “Party”.

WHEREAS, Landos and its Subsidiaries have been and are presently engaged in the discovery and development of therapeutics for patients with autoimmune disease (the “Business”);

WHEREAS, the Stockholders and Landos have had differences in the past relating to the conduct of the Business by Landos (the “Dispute”) and desire to resolve all of such differences and any potential controversies; and

WHEREAS, in connection therewith, the Selling Entities desire to purchase from Landos, and Landos desires to sell to the Selling Entities (the “Sale”), certain of the assets of Seller and the Selling Entities desire to sell to Landos, and Landos desires to purchase and redeem from the Selling Entities, all of the outstanding and issued shares of Landos Common Stock held by the Selling Entities as set forth on Schedule A annexed hereto (the “Redeemed Shares”), in each case as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the Parties hereby agree as follows:

Article I

SALE OF ASSETS AND RELATED TRANSACTIONS
1.1
Acquired Assets. Subject to the terms and conditions of this Agreement, on the Closing Date, Landos shall sell to the Selling Entities , which in their discretion subsequently may transfer and assign to an entity or entities to be designated by Agent that is an Affiliate of JBR and the Stockholders (“Buyer Transferee”), and the Selling Entities shall purchase from Landos, all of Landos’ right, title and interest in and to the Acquired Compounds and all of the following assets (such assets, together with the Acquired Compounds, the “Acquired Assets”), other than the Excluded Assets (defined below):
(a)
all Intellectual Property Rights specifically relating to the Acquired Compounds, including without limitation the Patent Rights, trademarks and copyrights identified on Schedule B-1 annexed hereto (the “Acquired Intellectual Property Rights”);
(b)
all existing drug substance and drug product inventory specifically relating to the Acquired Compounds, including without limitation, raw materials, active pharmaceutical ingredient, bulk product, work in process and finished goods, labeling and packaging owned or Controlled by Landos, regardless of where located, such inventory identified on Schedule B-2 annexed hereto (the “Acquired Drug Substance and Acquired Drug Product”);

(c)
all INDs related to the Acquired Compounds, as and to the extent identified on Schedule B-3 annexed hereto (the “Acquired INDs”);
(d)
(i) all FDA files and other correspondence (including emails) with the FDA produced since November 6, 2021 and (ii) all FDA files and other correspondence (including emails) with the FDA produced prior to November 6, 2021 that is in the possession and control of Landos, in each case of the foregoing clauses (i) and (ii) to the extent relating to the Acquired Compounds and the Acquired Drug Substance and Acquired Drug Product, identified on Schedule B-4 annexed hereto (the “Acquired FDA Files”);
(e)
all manufacturing records and study reports relating to the Acquired Compounds and the Acquired Drug Substance and Acquired Drug Product, as and to the extent, identified on Schedule B-5 annexed hereto (the “Acquired Manufacturing Records and Study Reports”); and
(f)
all clinical and pre-clinical samples of the Acquired Compounds and the Acquired Drug Substance and Acquired Drug Product, as and to the extent identified on Schedule B-6 annexed hereto (the “Acquired Samples”);
(g)
the Assumed Contracts; and
(h)
all Books and Records produced since November 6, 2021 and all other Books and Records that to are in the possession and control of Landos, as and to the extent relating to the foregoing, including without limitation those:
(i)
pertaining to communications with the FDA, current licensees of any of the Acquired Compounds, clinical research organizations or other vendors involved in preclinical or clinical development or drug formulation or manufacturing of the Acquired Compounds or the Acquired Drug Substance and Acquired Drug Product (including a copy of a list of key contact persons and their contact information);
(ii)
pertaining to material communications with potential business partners with respect to potential business alliances or similar business arrangements; or
(iii)
consisting of all databases and raw and processed data, studies, surveys, reports, specifications, methods, drawings and instructions, including those prepared by or for Landos and any Subsidiary or any of their customers (in both hard copy and modifiable electronic copy form).

For the avoidance of doubt, (i) with respect to any Assumed Contract that contains any provision limiting, restricting or otherwise prohibiting any third party from disclosing or using information disclosed by Landos or any Subsidiary, Landos shall not provide or otherwise disclose any information to the Selling Entities that is not included in the Acquired Assets and (ii) for purposes of clauses (d) and (h) above, Landos shall only be required to deliver to the Selling Entities any items produced prior to November 6, 2021 that to the knowledge of Landos are in the possession and control of Landos even though such items are nonetheless Acquired Assets.

1.2
Assumed Liabilities. On the Closing Date, the Selling Entities shall assume and agree to pay, perform, satisfy and discharge only those Liabilities set forth on Schedule 1.2 and any other Liabilities arising out of or relating to the Acquired Business, the Acquired Assets or the Assumed Contracts (the “Assumed Liabilities”), which Assumed Liabilities subsequently may be assigned to and assumed by the Buyer Transferee simultaneously with the Acquired Assets; provided, that “Assumed Liabilities” shall not include any Liabilities to the extent such Liabilities arise prior to the Closing Date. If the Acquired Assets are assigned and transferred to the Buyer Transferee, then such Assumed Liabilities subsequently shall be assigned to and assumed by the Buyer Transferee simultaneously with the Acquired Assets.

1.3
Excluded Assets. Notwithstanding anything to the contrary under this Agreement, all properties, rights, assets and interests of Landos other than the Acquired Assets are not part of the Sale and shall be retained by Landos, including without limitation the following (the “Excluded Assets”):
(a)
cash and cash equivalents of Landos and its Subsidiaries;
(b)
any Intellectual Property Rights, Books and Records of Landos and its Affiliates, and FDA files relating to the Retained Compounds;
(c)
the Retained Compounds;
(d)
the Redeemed Shares delivered to Landos by the Selling Entities under this Agreement;
(e)
the rights and interests of Landos in, to and under Contracts, other than the Assumed Contracts;
(f)
any Contracts relating to the employment or services of employees to which Landos is a party;
(g)
any Company Plans;
(h)
Organizational Documents and Tax Records of Landos and its Affiliates; and
(i)
Accounting Books and Records of Landos and its Affiliates.
1.4
Excluded Liabilities. The Selling Entities shall not assume or have any obligation to pay, discharge or perform any Liability of Landos or any Subsidiaries other than the Assumed Liabilities, including, for the avoidance of doubt, any Liabilities to the extent such Liabilities arise prior to the Closing Date, including payment obligations coming due after the Closing Date for work performed, services rendered or products provided to Landos by third parties prior to the Closing Date (the “Excluded Liabilities”). The Excluded Liabilities are not part of the Sale, are excluded from the Assumed Liabilities and shall be retained or assumed by, and be the responsibility of, Landos and/or its Subsidiaries.
1.5
Consideration for the Redeemed Shares. The consideration paid by Seller for the Redeemed Shares and the Acquired Compounds License Agreement (which, at the sole discretion of Seller, may be treated for U.S. federal and applicable state and local income tax purposes as an Excluded Asset to be netted against the Acquired Assets) shall be (i) the Acquired Assets, (ii) the payment by Seller at the Closing of an amount in cash equal to $3,000,000; (iii) the License Grant, and (iv) Landos’ obligations set forth herein (including without limitation its ongoing royalty obligations to the Selling Entities under the Retained Compounds Royalty Agreement) (in the aggregate, the “Redemption Consideration”). The Redemption Consideration shall be paid to the Selling Entities pro rata in proportion to their respective Redeemed Shares. Seller shall be treated as retaining an interest in the Acquired Assets for U.S. federal and applicable state and local income Tax purposes equivalent to the amount due to Seller under the Acquired Compounds License Agreement. The Selling Entities and Landos intend that the exchange of the Redemption Consideration for the Redeemed Shares shall be treated as a redemption of the Redeemed Shares for U.S. federal and applicable state and local income Tax purposes pursuant to Section 302 of the Code and shall report consistently with such position unless otherwise required by applicable Law.

1.6
License Grant. Landos hereby grants the Selling Entities a worldwide, perpetual, irrevocable, fully-paid up, royalty-free, exclusive (even with respect to Landos), sublicensable, transferable license under the Licensed Technology solely to develop, manufacture, and commercialize and otherwise, make, have made, use, offer for sale, sell, have sold, and import the Acquired Compounds for any and all uses (the “License Grant”). For U.S. federal and applicable state and local income tax purposes, the License Grant will be treated as a sale or exchange of the underlying licensed property to the Selling Entities.
1.7
Allocation. After the Closing, the Agent and Landos shall reasonably endeavor to allocate the purchase price for the Acquired Assets, the Licensed Technology and any other assets or property exchanged by Landos in exchange for the Redeemed Shares and the Acquired Compounds License Agreement (as determined for U.S. federal income tax purposes) among the Acquired Assets, the Licensed Technology, and such other assets or property and to agree to a valuation for the Acquired Assets, the Licensed Technology, and such other assets or property. If Landos and the Agent agree to an allocation of the purchase price and to a valuation, no Party shall take a position on any Tax Return (including IRS Form 8594) before any Governmental Entity or in any judicial proceeding that is in any way inconsistent with such allocation without the written consent of the other Party or unless specifically required pursuant to a determination by an applicable Governmental Entity. The Parties shall cooperate with each other in connection with the preparation, execution and filing of all Tax Returns related to such allocation and valuation (to the extent agreed) and shall promptly advise each other regarding the existence of any Tax audit, controversy or litigation related to such allocation.
Article II

CLOSING
2.1
Closing Date. The closing of the Contemplated Transactions (the “Closing”) shall take place at the offices of Eilenberg & Krause LLP, 335 Madison Avenue, 9th Floor, New York, NY 10017, on the date hereof (or at such other place and time upon which Landos and Agent may agree). The date and time of the Closing is referred to herein as the “Closing Date”.
2.2
Closing Actions and Deliveries by Landos. At the Closing, Landos shall deliver (or cause to be delivered) to Agent the following documents and instruments and shall take (or cause to be taken) the following actions:
(a)
Transfer Documents for Acquired Assets. All bills of sale, assignments and other documents of conveyance in form reasonably satisfactory to Agent and Landos that are necessary to effect the transfer of the Acquired Assets to the Selling Entities, executed by Landos.
(b)
The Retained Compounds Royalty Agreement. The Retained Compounds Royalty Agreement, providing, among other things for the payment by Landos to the Selling Entities a royalty of [***] of all net sales by Landos of any products containing any of the Royalty-Bearing Retained Compounds, in the form of the Retained Compounds Royalty Agreement annexed hereto as Exhibit 2.2(b) (the “Retained Compounds Royalty Agreement”). Landos acknowledges and agrees that the Retained Compounds Royalty Agreement subsequently may be assigned by the Selling Entities to the Buyer Transferee.
(c)
Assumption Agreement. An agreement in form satisfactory to Landos and Agent, providing for the assumption by the Selling Entities of the Assumed Liabilities, executed by Landos. Landos acknowledges and agrees that the Buyer Transferee subsequently may assume liability for the Assumed Liabilities.
(d)
LianBio. The LianBio First Amendment to Original License Agreement, executed by Landos and LianBio, together with the LianBio New License Agreement.

(e)
Payments to Departed Employees. In connection with the Exit Documentation (as defined below), payment of up to [***] in the aggregate to the Departed Employees (as defined below). For the sake of clarity, such payment shall be in addition to, and not included in, the Redemption Consideration.
2.3
Items to be Delivered at the Closing by the Stockholders and Buyer Transferee. At the Closing, Agent shall deliver (or cause to be delivered) to Landos the following documents and instruments and shall take (or cause to be taken) the following actions:
(a)
Redeemed Shares. All stock powers evidencing the surrender and transfer by the Selling Entities of the Redeemed Shares to Landos, together with all other documentation reasonably required by Landos or its transfer agent to effectuate such surrender and transfer.
(b)
The Acquired Compounds License Agreement. The Acquired Compounds License Agreement, providing, among other things for the payment by the Selling Entities to Landos a royalty of [***] of all net sales by the Selling Entities of any products containing any of the Acquired Compounds, in the form of the Acquired Compounds License Agreement annexed hereto as Exhibit 2.3(b) (the “Acquired Compounds License Agreement”). Landos acknowledges and agrees that the Acquired Compounds License Agreement subsequently may be assigned by the Selling Entities to the Buyer Transferee.
(c)
Transfer Documents for Acquired Assets. All bills of sale, assignments and other documents of conveyance in form reasonably satisfactory to Agent and Landos that are necessary to effect the transfer of the Acquired Assets to the Selling Entities, executed by Agent and each Selling Entity.
(d)
Assumption Agreements. An agreement in form satisfactory to Landos and Agent, providing for the assumption by the Selling Entities of the Assumed Liabilities, executed by the Selling Entities. Landos acknowledges and agrees that the Buyer Transferee subsequently may assume liability for the Assumed Liabilities.
(e)
IRS Form W-9. A validly executed IRS Form W-9 from each of the Selling Entities and each Departed Employee (defined below).
(f)
Exit Documentation. (i) Separation Agreements in a form satisfactory to Landos executed by each of [***] (such individuals, the “Departed Employees”) and (ii) Invention Assignment Agreements in a form satisfactory to Landos (together with the Separation Agreements, the “Exit Documentation”) executed by each of the Departed Employees, each of the Stockholders and any of their respective Affiliates as necessary to give effect to the provisions thereof or otherwise reasonably requested by Landos, including [***].
(g)
Joinder Agreement. If the Selling Entities desire to assign their rights and obligations hereunder to the Buyer Transferee, such Buyer Transferee, prior to or concurrently with such assignment, shall have executed and delivered to Landos a joinder agreement (the “Joinder Agreement”) in form reasonably satisfactory to Landos and Agent, agreeing to become a Party to this Agreement and including, among other things the representations set forth on Schedule 3.3 hereof.
Article III

REPRESENTATIONS AND WARRANTIES
3.1
Representations and Warranties of Landos. Landos hereby makes each and all of the representations and warranties set forth in Schedule 3.1.

3.2
Representations and Warranties of Agent and the Stockholders. Agent and the Stockholders each hereby jointly and severally makes each and all of the representations and warranties set forth in Schedule 3.2.
3.3
Representations and Warranties of the Buyer Transferee. Upon execution of the Joinder Agreement, the Buyer Transferee will be deemed to have made each and all of the representations and warranties set forth in Schedule 3.3.
Article IV

COVENANTS AND OTHER AGREEMENTS
4.1
Coordination. Landos shall use commercially reasonable efforts within thirty (30) days of the Closing Date to (i) introduce, with email introduction being sufficient, JBR and his designated team to the vendors with which Landos currently works in the development of the Acquired Business and the Acquired Assets set forth on Schedule 4.1, and shall include JBR or his designees in all discussions and correspondence with such persons to the extent specifically related to the Acquired Business and/or the Acquired Assets; and (ii) [***]. Once Landos has made such introductions, Landos personnel will cease communicating with any such vendors with respect to all matters concerning the Acquired Business or the Acquired Assets, except if otherwise requested in writing by JBR or reasonably necessary in accordance with the terms of this Agreement and except to the extent that communications pertain solely to any Excluded Assets or Excluded Liabilities; provided, that, if such vendors initiate contact with Landos or its personnel, Landos or such personnel may respond in order to redirect such vendors to the Selling Entities or Buyer Transferee.
4.2
Acquired Intellectual Property Rights.
(a)
Landos agrees to (i) deliver to Agent all forms and other documents reasonably requested by Agent to assign all rights, title and interests in any jurisdiction in and to the Acquired Intellectual Property Rights to the Selling Entities, as soon as practicable after the Closing Date; and (ii) provide any cooperation and perform any other acts as may be reasonably necessary or appropriate, in the opinion of the Selling Entities’ counsel, to assign and convey to the Selling Entities all rights, title and interests in any jurisdiction in and to the Acquired Intellectual Property Rights.
(b)
Landos agrees that, from and after the Closing Date, it shall not, and it shall cause its Affiliates not to, use any of the Acquired Intellectual Property Rights. If Landos or any assignee of Landos owns or has any right or interest in any Acquired Intellectual Property Rights that could not be, or for any reason were not, assigned to the Selling Entities at the Closing, Landos hereby grants or shall cause to be granted to the Selling Entities, as promptly as practicable, a worldwide, royalty-free, fully paid up, perpetual, irrevocable, transferable, sublicensable, and exclusive license to exercise all rights in and to such Acquired Intellectual Property Rights.
(c)
If the Selling Entities are unable to enforce their rights to and under the Acquired Intellectual Property Rights against a third party as a result of any applicable Law that prohibits enforcement of such rights by a transferee of such rights, Landos agrees to assign to the Selling Entities such rights as may be required by the Selling Entities to enforce their rights to and under the Acquired Intellectual Property Rights in their own name. If such assignment still does not permit the Selling Entities to enforce their rights to and under the Acquired Intellectual Property Rights against the third party, Landos agrees, to the extent permissible under applicable Law and not in violation of any contractual or other obligations to which Landos is bound as of such date, to initiate proceedings against such third party in Landos’ name; provided, however, that the Selling Entities shall be entitled to participate in such proceedings and provided further that the Selling Entities shall be responsible for the costs and expenses of such proceedings.

4.3
Cooperation; Non-Disparagement. After the Closing, upon the request of another Party, each Party shall execute and deliver any and all further materials, documents and instruments of conveyance, transfer or assignment as may reasonably be requested by such other Party to effect, record or verify the transfer to, and vesting in the Selling Entities, of Landos’ right, title and interest in and to the Acquired Assets and the assumption by the Selling Entities of the Assumed Liabilities, in each case in accordance with the terms of this Agreement. After the Closing, Landos shall: (x) use commercially reasonable efforts to refer to Agent all material inquiries specifically relating to the Acquired Business; (y) satisfy the Excluded Liabilities in a manner that is intended to be or would not be reasonably expected to be detrimental to any of such relationships; and (z) promptly use commercially reasonable efforts to deliver to Agent (i) any mail, packages and other communications addressed to Landos specifically relating to the Acquired Business and (ii) any cash or other property that Landos receives and that properly belongs to the Selling Entities. After the Closing, Agent, the Stockholders and the Buyer Transferee shall: (x) use commercially reasonable efforts to refer to Landos all material inquiries specifically relating to the Excluded Assets or Excluded Liabilities; and (y) promptly use commercially reasonable efforts to deliver to Landos (i) any mail, packages and other communications addressed to such Person specifically relating to the Excluded Assets or Excluded Liabilities and (ii) any cash or other property that such Person receives and that properly belongs to Landos. For a period of three (3) years after the Closing, (i) each of the Agent, the other Stockholders and Buyer Transferee agrees not to (and each such Party agrees to cause its controlled Affiliates not to, and to use reasonable best efforts to cause its employees not to), directly or indirectly engage in the making of any written (including electronic) or oral statements that disparage or defame the name or business of Landos, including the Retained Compounds and any of its products or Intellectual Property Rights, or Landos’ officers or members of its boards of directors, in each case in a manner or to a degree likely to be materially harmful to the personal or business reputations or relationships of such Persons and (ii) Landos agrees not to (and agrees to cause its controlled Affiliates not to, and to use reasonable best efforts to cause its employees not to), directly or indirectly engage in the making of any written (including electronic) or oral statements that disparage or defame the name of business of JBR or the Stockholders, or its business, including the Acquired Business, Acquired Assets, or any of its products or Intellectual Property Rights, or any such Party’s officers or members of its respective boards of directors, in each case in a manner or to a degree likely to be materially harmful to the personal or business reputations or relationships of such Persons. Each such Party acknowledges and agrees that the prohibitions in the foregoing sentence will not be violated by: (i) providing truthful statements or information if legally compelled to do so, or by communicating with or providing truthful information to any Governmental Entities or any other judicial, arbitral, or regulatory authority with jurisdiction over the party from whom information is sought (including in depositions or in the good faith performance of any employee’s direct duties to its employer), whether in connection with a legal process, subpoena or as part of a response to a request for information or otherwise, (ii) any disclosure that such party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules or regulations, including the Securities Act of 1933 or the Securities Exchange Act of 1934, or (iii) any private communications between any such Party and its employees, Affiliates or directors.
4.4
Transition Services. On and after the Closing at the reasonable request of Agent, Landos shall provide to the Selling Entities, for a period of [***], access to and the right to use warehouses, offices and other storage areas for storing, holding and otherwise maintaining the Acquired Drug Substance and Acquired Drug Product, Books and Records and other Acquired Assets, in each case during normal business hours and to the extent commercially reasonable (the “Transition Services”).

4.5
Contracts Not Assignable. After the Closing, with respect to, and to the extent, any Landos Acquired Business Contract is not assigned from Landos to the Selling Entities at Closing, Landos (a) shall retain such Contract notwithstanding anything in Article I hereof and (b) in each case at the Landos’ sole expense (which shall not include the costs of any shipping or transportation of Acquired Drug Substance and Acquired Drug Product, Books and Records or other Acquired Assets in connection therewith), for a period of [*** ] will use commercially reasonable efforts to cooperate with the Selling Entities and assist such Selling Entities in negotiating and executing a new Contract between the Selling Entities and such counterparty on substantially the terms of the Contract between Landos and such counterparty. For the avoidance of doubt, except as otherwise explicitly set forth in Schedule 3.1 of the Agreement, Landos makes no representation or warranty of any kind with respect to such Landos Acquired Business Contracts, including with respect to the work performed pursuant thereto.
4.6
Standstill Provision. During the [***] commencing on the Closing Date (the “Standstill Period”), neither Agent, the Stockholders, Buyer Transferee nor any of their respective Representatives on behalf of such Person will, in any manner, directly or indirectly, without the prior written consent of Landos:
(a)
make, effect, initiate, cause or participate in (i) any acquisition of beneficial ownership of any securities of Landos or any securities (including derivatives thereof) of any Subsidiary or other controlled affiliate of Landos, (ii) any acquisition of any assets of Landos or any assets of any Subsidiary, division or other controlled affiliate of Landos, except as is necessary to carry out the terms or intent of this Agreement, (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving Landos or any Subsidiary or other controlled Affiliate of Landos or involving any securities or assets of Landos or any securities or assets of any Subsidiary, division or other affiliate of Landos, (iv) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of Landos or (v) otherwise seek to place a Representative or other Affiliate, associate or nominee on Landos’ board of directors or seek the removal of any member of the Landos’ board of directors (including through any “withhold” or “vote no” or similar campaign) or any change in the size or composition of Landos’ board of directors or its committees;
(b)
form, join or participate in a “group” (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) with respect to the beneficial ownership of any securities of Landos or any Subsidiary or division of Landos;
(c)
act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of Landos;
(d)
grant a proxy with respect to the voting of any securities of Landos to any person other than to Landos’ board of directors or persons appointed by Landos’ board of directors, deposit any securities of Landos in a voting trust or similar arrangement or subject any securities of Landos to any voting agreement or pooling arrangement;
(e)
vote for any nominee or nominees for election to Landos’ board of directors, other than those nominated by Landos’ board of directors;
(f)
make a request for or demand an inspection of a list of Landos’ stockholders or any books and records of Landos or any of its subsidiaries under Section 220 of the Delaware General Corporation Law or other statutory or regulatory provisions providing for stockholder access to books and records;
(g)
submit any stockholder proposal pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act or otherwise or any notice of nomination or other business for consideration at a stockholder meeting of Landos or nominate any candidate for election to Landos’ board of directors;

(h)
institute, solicit, assist or join any litigation, arbitration or other proceeding against or involving Landos or any of its subsidiaries or any of their respective current or former directors or officers (including derivative actions), other than to enforce the provisions of this Agreement;
(i)
take any action that might require Landos to make a public announcement regarding any of the types of matters set forth in this Section 4.6;
(j)
agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in this Section 4.6;
(k)
assist, induce or encourage any other Person to take any action of the type referred to in this Section 4.6;
(l)
enter into any discussions, negotiations, arrangement or agreement with any other Person relating to any action of the type referred to in this Section 4.6; or
(m)
request or propose (either directly or indirectly) that Landos or any of Landos’ Representatives amend, waive or consider the amendment or waiver of any provision set forth in this Section 4.6.

Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement will be deemed to prohibit Agent or any Stockholder or Buyer Transferee from confidentially communicating to Landos’ board of directors or senior management or external financial advisors any non-public proposals regarding a possible transaction of any kind in such a manner as would not reasonably be expected to require public disclosure thereof under applicable law or listing standards of any securities exchange. The expiration of the Standstill Period will not terminate or otherwise affect any of the other provisions of this Agreement.

4.7
Landos Release.
(a)
In consideration of the mutual releases and other agreements set forth herein, effective upon the Closing, Landos, on behalf of itself and its past, present and future Affiliates, Subsidiaries, officers, directors, employees, limited or general partners, managers, members, stockholders, agents, attorneys, controlling persons and Representatives and the successors and assigns of all of the foregoing (each, a “Landos Releasing Party”), knowingly and voluntarily hereby forever releases and discharges (the “Landos Release”) Agent and Stockholders, and any of their respective past, present and future Affiliates, Subsidiaries, officers, directors, employees, limited or general partners, managers, members, stockholders, agents, attorneys, controlling persons and Representatives and the successors and assigns of all of the foregoing (collectively, the “Stockholder Released Parties”) from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, rights, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date hereof) and whether known or unknown, suspected, or claimed against any of the Stockholder Released Parties that such Landos Releasing Party may have (the “Landos Claims”), relating to or arising out of the Dispute, [***] or any other matter prior to the date hereof, subject to the ongoing obligations under this Agreement and the other Transaction Documents. This Landos Release encompasses all claims covered by the Landos Release against the Stockholder Released Parties, including those of which such Landos Releasing Party is not aware and those not mentioned herein. No Landos Releasing Party shall, directly or indirectly, commence, aid in any way, prosecute or cause to be commenced or prosecuted any action, suit or other legal or administrative proceeding against any of the Stockholder Released Parties arising out of or relating, directly or indirectly, to or involving any Landos Claim covered by the Landos Release.

(b)
Landos acknowledges that Landos has had the opportunity to be advised by legal counsel with regard to this Section 4.7 and hereby irrevocably and expressly waives any benefits that may be applicable to Landos under Section 1542 of the California Civil Code (or any similar statute, common law or other Law regarding the release of unknown claims in any jurisdiction), which section provides substantially as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

4.8
Agent and Stockholders Release.
(a)
In consideration of the mutual releases set forth herein, effective upon the Closing, each of Agent and Stockholders, on behalf of itself, himself or herself and its, his or her past, present and future Affiliates, Subsidiaries, officers, directors, employees, limited or general partners, managers, members, stockholders, agents, attorneys, controlling persons and Representatives and the successors and assigns of all of the foregoing (each, a “Stockholder Releasing Party”), knowingly and voluntarily hereby forever releases and discharges (the “Stockholders Release”) Landos and any of its past, present and future Affiliates, Subsidiaries, officers, directors, employees, limited or general partners, managers, members, stockholders, agents, attorneys, controlling persons and Representatives and the successors and assigns of all of the foregoing (in such capacity, the “Landos Released Party”) from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, rights, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date hereof) and whether known or unknown, suspected, or claimed against any of the Landos Released Parties that such Stockholder Releasing Party may have (the “Stockholder Claims”), relating to or arising out of the Dispute, [***] or any other matter prior to the date hereof, subject to the ongoing obligations under this Agreement and the other Transaction Documents. This Stockholders Release encompasses all claims covered by the Stockholders Release against the Landos Released Parties, including those of which such Stockholder Releasing Party is not aware and those not mentioned herein. No Stockholder Releasing Party shall, directly or indirectly, commence, aid in any way, prosecute or cause to be commenced or prosecuted any action, suit or other legal or administrative proceeding against any of the Landos Released Parties arising out of or relating, directly or indirectly, to or involving any Stockholder Claim covered by the Stockholders Release.
(b)
Agent and each Stockholder each acknowledges that such Person has had the opportunity to be advised by legal counsel with regard to this Section 4.8 and hereby irrevocably and expressly waives any benefits that may be applicable to such Person under Section 1542 of the California Civil Code (or any similar statute, common law or other Law regarding the release of unknown claims in any jurisdiction), which section provides substantially as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

4.9
Non-Compete.
(a)
Buyer Competing Activity. Commencing upon the Closing Date and continuing for five (5) years thereafter (the “Exclusivity Period”), neither Agent, the Stockholders, Buyer Transferee nor any of their respective Representatives on behalf of such Person shall, itself, or with or through any of their respective Affiliates or any third party, research ([***]), develop, have developed, manufacture, have manufactured, commercialize or have commercialized (collectively, “Exploit”) any compound or product that (i) comprises or includes any Retained Compound or (ii) [***], in each case of (i) and (ii), for any purpose (such activity, a “Buyer Competing Activity”).
(b)
Seller Competing Activity. During the Exclusivity Period, Landos shall not, itself, or with or through any of its Affiliates or any third party, Exploit any compound or product that (i) comprises or includes an Acquired Compound or (ii) [***] in each case of (i) and (ii), for any purpose (such activity, a “Seller Competing Activity”).
(c)
Limitations. Notwithstanding the foregoing, if during the Exclusivity Period a Party becomes a Competing Party as a result of a Change of Control of such Party with a third party acquiror that, as of the effective closing of such transaction, is (itself or through any of its Affiliates) engaged in the conduct of a Competing Program (such third party, an “Acquiror Affiliate”, and a Competing Program engaged in by an Acquiror Affiliate an “Affiliate Competing Program”) then such Acquiror Affiliate shall have the right to continue such Competing Program and such continuation shall not constitute a breach by the Competing Party of its exclusivity obligation set forth in this Section 4.9, provided that: (i) such Acquiror Affiliate conducts such Affiliate Competing Program independently of the activities under this Agreement or any Transaction Document; (ii) such Acquiror Affiliate does not use any Restricted Technology or confidential information of the Competing Party or other Party in the conduct of such Affiliate Competing Program; and (iii) such Acquiror Affiliate and the Competing Party institute and enforce effective technical and administrative safeguards, including procedures in writing, to ensure the requirements set forth in this Section 4.9 are met, including creating “firewalls” between, on the one hand, the scientific personnel working on such Affiliate Competing Program and, on the other hand, the scientific personnel teams charged with working on other programs of the Competing Party or otherwise having access, prior to or after the Closing Date, to any confidential information of the other Party. Additionally, notwithstanding anything to the contrary herein, each of Agent, Stockholders and/or Buyer Transferee agrees that: (A) in the event an Acquiror Affiliate of Agent, Stockholders and/or Buyer Transferee performs a Competing Program, then each of Agent, Stockholders and/or Buyer Transferee shall segregate the Agent and the Departed Employees from the performance of such Affiliate Competing Program and (B) Agent, Stockholders and/or Buyer Transferee shall not be deemed to undergo a Change of Control for purposes of this Section 4.9(c) if Agent (including any of members of Agent’s immediate or extended family) owns or otherwise holds [***] or more of the equity securities (or any securities or debt convertible into equity securities) of such Acquiror Affiliate immediately prior to or after such Change of Control.
(d)
Exceptions to Limitations. The limitations set forth in Section 4.9(c) above shall not be available to any third party that acquires Control of Landos or all or substantially all of its assets, (x) if such third party is LianBio or any of its Affiliates or (ii) if any stockholder of such third party then owns or subsequently owns a beneficial interest of at least [***] of such third party and also currently beneficially owns (or an Affiliate of such stockholder beneficially owns) at least [***] of Landos’ currently outstanding common stock. The limitations set forth in Section 4.9(c) above also shall not be available to any third party that acquires Control of the Buyer Transferee or all or substantially all of its assets, if any stockholder of such third party then owns or subsequently owns a beneficial interest of at least [***] of such third party and also currently will beneficially own (or an Affiliate of such stockholder will beneficially own) at least [***] of the Buyer Transferee’s outstanding common stock.

4.10
Buyer Transferee. For purposes of this Article IV, unless the context reasonably suggests otherwise, upon execution of the Joinder Agreement, all references herein to the Selling Entities (or, for the avoidance of doubt, the Stockholders) shall be deemed to refer also to the Buyer Transferee; provided, however, that for U.S. federal and applicable state and local income tax purposes, the Redemption Consideration shall be treated as paid to the Selling Entities pro rata in accordance with their respective Redeemed Shares. Notwithstanding anything to the contrary herein, the Selling Entities shall not transfer or assign the Acquired Assets, the Licensed Technology, the Acquired Compounds License Agreement, or the Retained Compounds Royalty Agreement to a Buyer Transferee that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code without Seller’s prior written consent (which shall not be unreasonably withheld, conditioned, or delayed).
4.11
Email Account Information. As promptly as practicable, but no later than thirty (30) days following the date hereof, Landos will review emails sent from and received by JBR’s jbr@landosbiopharma.com account relating to potential business development or strategic partners with respect to the Acquired Assets and provide to JBR a summary of the current status of discussions with such potential business development or strategic partners with respect to the Acquired Assets based on such review, which includes the names, email addresses and phone numbers of the persons from such potential business development or strategic partners who communicated with JBR, in each case, of which Landos has knowledge.
4.12
Use of IP Law Firm. Landos agrees that within 45 days following the closing it will terminate its use of Dewitt LLP, as counsel for Landos and that it will instruct such firm that it has no objection to such firm representing JBR. JBR as Agent or Buyer Transferee and that Landos waives any conflict of interest with respect to such representation; provided, that Landos does not waive any conflict of interest, with respect to representation by Dewitt LLP or otherwise, in connection with matters in which Landos is or is reasonably likely to become directly adverse to Agent, any Selling Entity or any Affiliate thereof.

4.13
Withholding. Notwithstanding anything to the contrary herein, the Parties and any other applicable withholding agent shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Agreement, the Acquired Compounds License Agreement, or the Retained Compounds Royalty Agreement all Taxes required to be deducted or withheld by them under any applicable Law. At least three (3) Business Days prior to any such deduction or withholding, the withholding party shall provide written notice to the party in respect of which such deduction or withholding is to be made, together with reasonably sufficient details regarding the nature of the relevant Tax to be deducted or withheld. If any valid reduction of or exemption from such Tax is available under applicable Law, the Parties shall use commercially reasonable efforts to cooperate to obtain any such reduction or exemption, including requesting and providing Tax forms and any other information reasonably relevant to obtaining such reduction or exemption. To the extent any Taxes are required to be so deducted or withheld, the Parties and any other applicable withholding agent shall: (i) deduct or withhold such Taxes, (ii) properly remit such Taxes to the appropriate Governmental Entity, and (iii) timely send evidence or proof of Tax payment to the party in respect of which such deduction or withholding was made. Subject to the remainder of this Section 4.13, to the extent any Taxes are so deducted or withheld and properly remitted to the appropriate Governmental Entity, such Taxes shall be treated for all purposes under this Agreement, the Acquired Compounds License Agreement, or the Retained Compounds Royalty Agreement as having been paid to the party in respect of which such deduction or withholding was made. Notwithstanding anything to the contrary herein, if any Party (or any of its Affiliates or assignees, including any Buyer Transferee) is required by applicable Law to deduct or withhold any Taxes from any amounts payable or otherwise deliverable pursuant to this Agreement, the Acquired Compounds License Agreement, or the Retained Compounds Royalty Agreement and if such obligation arises or is increased solely as a result of any action by such Party (or any of its Affiliates or assignees, including any Buyer Transferee) after the Closing Date, including, without limitation, any assignment of this Agreement, the Acquired Compounds License Agreement, or the Retained Compounds Royalty Agreement, any change in Tax residency, any change in the party paying or otherwise delivering any amounts pursuant to this Agreement, the Acquired Compounds License Agreement, or the Retained Compounds Royalty Agreement, or any failure to comply with applicable Law (each, a “Withholding Tax Action”), such amounts shall be increased as necessary so that, after all required deduction or withholding (including any deduction or withholding applicable to additional amounts payable under this Section 4.13), the party in respect of which such deduction or withholding was made receives an amount equal to the sum it would have received had no such Withholding Tax Action occurred. The Selling Entities acknowledge and agree that the Selling Entities shall not transfer their rights or obligations pursuant to this Agreement, the Acquired Compounds License Agreement, or the Retained Compounds Royalty Agreement to a Person or entity that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code and shall not make any payments pursuant to such agreements outside of the United States.
4.14
Landos Books and Records. From and after the Closing Date, Agent, Stockholders and Buyer Transferee shall, and shall cause their respective Affiliates (including [***]) to, promptly notify and deliver to Landos any Books and Records, data and other written information to the extent relating to any of the Excluded Assets that, to the best knowledge of Agent, Stockholders, Buyer Transferee or any such Affiliate, is in any of such Persons’ possession or Control, including without limitation those (i) pertaining to communications with the FDA, current licensees of any of the Retained Compounds, clinical research organizations or other vendors involved in preclinical or clinical development or drug formulation or manufacturing of the Retained Compounds or the existing drug substance and drug product inventory specifically relating to the Retained Compounds, including without limitation, raw materials, active pharmaceutical ingredient, bulk product, work in process and finished goods, labeling and packaging owned or Controlled by Agent or any Stockholder, regardless of where located (including a copy of a list of key contact persons and their contact information); (ii) pertaining to material communications with potential business partners with respect to potential business alliances or similar business arrangements; or (iii) consisting of all databases and raw and processed data, studies, surveys, reports, specifications, methods, drawings and instructions, including those prepared by or for Landos and any Subsidiary, Agent or any Stockholder or any of their respective customers (in both hard copy and modifiable electronic copy form).

Article V

INDEMNIFICATION
5.1
Obligations of Landos. Landos agrees to indemnify and hold harmless JBR (in his capacity as Agent and as a Stockholder), each other Stockholder and the Buyer Transferee, if applicable, and his and their respective Affiliates and their respective directors, shareholders, officers, employees, affiliates, agents and assigns (collectively, the “Buyer Indemnified Parties”) from and against any and all Losses actually suffered, sustained, or incurred by the Buyer Indemnified Parties to the extent as a result of or arising out of:
(a)
any material inaccuracy in or material breach of any of the representations or warranties of Landos in this Agreement or any other Transaction Document; or
(b)
any material breach of any covenant or agreement on the part of Landos set forth in this Agreement or any other Transaction Document; or
(c)
any Excluded Assets or Excluded Liabilities.
5.2
Obligations of the Stockholders. Each Stockholder, jointly and severally, agrees to indemnify and hold harmless Landos and its Affiliates and their respective directors, shareholders, officers, employees, affiliates, agents and assigns (collectively, the “Landos Indemnified Parties”; together with the Buyer Indemnified Parties, the “Indemnified Parties”) from and against any and all Losses actually suffered, sustained or incurred, by the Landos Indemnified Parties to the extent as a result of or arising out of:
(a)
any Assumed Liability and any Liability of Landos or any of its Affiliates for any Taxes (including income or employment Taxes) that should have been deducted or withheld from the Redemption Consideration, including any interest and penalties thereon;
(b)
any material inaccuracy in or material breach of any of the representations or warranties of such Stockholder in this Agreement or any other Transaction Document; or
(c)
any material breach of any covenant or agreement on the part of such Stockholder set forth in this Agreement or any other Transaction Document;
(d)
any Acquired Assets or Assumed Liabilities; or
(e)
any employment, payroll, or similar Taxes that Seller would have been required to deduct or withhold under applicable Law to the extent any portion of the Redemption Consideration was treated as compensation for U.S. federal and applicable state and local income tax purposes.
5.3
Obligations of the Buyer Transferee. If the Selling Entities assign their rights hereunder to a Buyer Transferee, the Joinder Agreement, by incorporating by reference the provisions hereof, will provide that the Buyer Transferee will agree to indemnify and hold harmless the Landos Indemnified Parties from and against any and all Losses actually suffered, sustained or incurred by the Landos Indemnified Parties to the extent as a result of or arising out of:
(a)
any material inaccuracy in or material breach of any of the representations or warranties of the Buyer Transferee or the Stockholders in this Agreement, the Joinder Agreement, any other Transaction Document or in any other agreement or certificate delivered or provided by Buyer Transferee or the Stockholders in connection with this Agreement or the Contemplated Transactions;

(b)
any material breach of any covenant or agreement on the part of the Buyer Transferee or the Stockholders set forth in this Agreement, other Transaction Documents or any agreement or certificate executed and delivered or provided by the Buyer Transferee or the Stockholders in connection with this Agreement or the Contemplated Transactions;
(c)
any Acquired Assets or Assumed Liabilities, and any Liability of Landos or any of its Affiliates for any Taxes (including income or employment Taxes) that should have been deducted or withheld from the Redemption Consideration, including any interest and penalties thereon; or
(d)
any employment, payroll, or similar Taxes that Seller would have been required to deduct or withhold under applicable Law to the extent any portion of the Redemption Consideration was treated as compensation for U.S. federal and applicable state and local income tax purposes.
5.4
Procedure.
(a)
Notice. In the event that an Indemnified Party seeks any indemnification with respect to any Loss, the Indemnified Party shall give notice to the other Party (the “Indemnifying Party”) as promptly as practicable, and in any event within three (3) Business Days after becoming aware of such claims and shall provide the Indemnifying Party with such information with respect thereto as the Indemnifying Party may reasonably request. Such notice shall: (i) state in good faith that the Indemnified Party has or may have a claim for Losses; (ii) state in good faith the amount of such Losses that have been incurred, paid, reserved or accrued; (iii) specify in reasonable detail the individual items of such Losses included in the amount so stated and the nature of the claim to which such Losses are related and the provision of the Agreement which gives rise to the claim; and (iv) with respect to Third Party Claims, include copies of material communications and documentation, any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, bill or other document evidencing or asserting the same. Notwithstanding the foregoing, the rights of any Indemnified Party to be indemnified in respect of any Loss resulting from the asserted liability shall not be adversely affected by the Indemnified Party’s failure to timely give notice unless (and then only to the extent that) the Indemnifying Party is materially prejudiced thereby; provided, that an Indemnifying Party shall not have any liability for Losses unless notice with respect to any such claim is received by prior to the expiration of the survival period for such representation, warranty, covenant or agreement.

(b)
Defense. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party within thirty (30) days of receipt of timely notice from the Indemnified Party in respect of a claim by any Person other than the Parties arising out of or involving a Loss by such Person against an Indemnified Party (other than a Tax Claim asserted against any Landos Indemnified Party) (a “Third Party Claim”), to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Landos shall control the defense of any Tax Claim brought against any Landos Indemnified Party. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period and otherwise in accordance with the first sentence of this Section 5.4(b), the Indemnified Party shall have the sole right to assume the defense of such Third Party Claim. The party not controlling the defense of the Third Party Claim shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such party unless, in the written opinion of outside counsel to the Indemnified Party, it is advisable for the Indemnified Party to be represented by separate counsel due to actual or potential conflicts of interest, in which case the Indemnified Party shall have the right to employ counsel to represent it and in that event the reasonable documented out-of-pocket fees and expenses of such separate counsel shall be paid by the Indemnifying Party. The party not controlling the Third Party Claim (the “Non Controlling Party”) shall reasonably cooperate with the party controlling the Third Party Claim (the “Controlling Party”) in such defense and make available to the Controlling Party all witnesses, pertinent records, materials and information in the Non Controlling Party’s possession or under the Non Controlling Party’s control relating thereto as is reasonably required by the Controlling Party; provided, however, that such actions and cooperation by the Non Controlling Party will not unduly disrupt the operations of the Non Controlling Party’s business or cause the Non Controlling Party to waive any statutory or common law privileges, breach any confidentiality obligations owed to Third Parties or otherwise cause any confidential information of the Non Controlling Party to become public. The Controlling Party shall not, without the prior written consent of the Non Controlling Party (which consent shall not be unreasonably withheld, conditioned or delayed), enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim; provided, however, that, if an Indemnifying Party is proposing to enter into any settlement or compromise or consent to the entry of any monetary judgment with respect to such Third Party Claims, such consent of Indemnified Party shall not be required if (i) the Indemnifying Party agrees to pay or cause to be paid any amounts payable pursuant to such settlement, compromise or judgment and such settlement, compromise or judgment includes no admission of liability by or other obligation on the part of the Indemnified Party, and (ii) such settlement compromise or judgment includes an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim.
5.5
Survival of Representations and Warranties.
(a)
Each covenant and agreement to be performed subsequent to Closing contained in this Agreement or in any Transaction Documents delivered pursuant to this Agreement shall survive the Closing and be enforceable until ninety (90) days after the expiration of the statute of limitations following the date all performance thereunder was due to be performed. All representations and warranties and any covenant and agreement to be performed prior to Closing, in either case contained in this Agreement or in any other Transaction Documents delivered pursuant to this Agreement shall survive the Closing for a period of nine (9) months, and shall thereafter expire, except that any representation, warranty or covenant with respect to which a claim has been made for a breach thereon prior to such date shall survive until such claim is resolved.
(b)
The limitations on survival set forth in this Section 5.5 shall not apply to the representations and warranties set forth in the following Sections of Schedule 3.1: 1 (Organization and Related Matters), 2(a) (Authorization) and 12 (No Brokers or Finders) (the “Landos Fundamental Representations”), all of which shall survive until ninety (90) days after expiration of the applicable statute of limitations, including waivers and extensions thereof.

(c)
The limitations on survival set forth in this Section 5.5 shall not apply to the representations and warranties set forth in the following Sections of Schedule 3.2 and Schedule 3.3: 1 (Organization and Related Matters), 2 (Authorization) and 4 (No Brokers or Finders) (the “Stockholder and Buyer Transferee Fundamental Representations”), all of which shall survive until ninety (90) days after expiration of the applicable statute of limitations, including waivers and extensions thereof.
5.6
Limitations on Indemnification.
(a)
Notwithstanding anything to the contrary contained in this Agreement: (i) except in respect of the Landos Fundamental Representations and the Stockholder and Buyer Transferee Fundamental Representations, as applicable, no indemnification shall be available under Section 5.1(a), Section 5.2(a) or Section 5.3(a) for any individual claim or series of related claims based on a similar set of operative facts (1) unless such claim or series of related claims is for indemnifiable Losses greater than [***] (the “De Minimis Amount”) in which case the Indemnified Party shall be entitled to recover for all such indemnifiable Losses in connection with such claim or series of related claims (including the De Minimis Amount), and (2) unless and until the aggregate amount of indemnifiable Losses under Section 5.1(a), Section 5.2(a) or Section 5.3(a), as applicable, equals or exceeds [***] (the “General Deductible”), in which case the Indemnified Party shall be entitled to recover for all such indemnifiable Losses in excess of the amount of (but not inclusive of) the General Deductible; and (ii) no indemnification shall be available under Section 5.1(a), Section 5.2(a) or Section 5.3(a) (1) in excess of [***] other than in respect of the Landos Fundamental Representations and Stockholder and Buyer Transferee Fundamental Representations, as applicable, and (2) in respect of the Landos Fundamental Representations or the Stockholder and Buyer Transferee Fundamental Representations, as applicable, in excess of [***].
(b)
If an Indemnifying Party has indemnified any Indemnified Party under this Article V for any Losses that are actually recovered by the Indemnified Party under any policies of insurance (net of documented associated expenses and costs of recovery to the extent arising out of, related to or resulting from the relevant Losses), then the Indemnified Party will promptly reimburse the Indemnifying Party in the event of recovery by such Indemnified Party under any such insurance policy subsequent to any indemnification payment hereunder with respect thereto. For purposes of calculating the amount of Loss incurred by an Indemnified Party for purposes of this Agreement there shall be deducted an amount equal to the amount of any other indemnification payments, contribution payments, reimbursements or refunds that are received by such Indemnified Party or any of such Indemnified Party’s Affiliates in connection with such Losses or the circumstances giving rise thereto. Each Indemnified Party shall use commercially reasonable efforts to mitigate any Losses, which in the absence of mitigation might give rise to or increase Losses in respect of any claim under this Article V. In no event will multiple recovery for any Losses be allowed.
5.7
Exclusive Remedy. Each Party acknowledges and agrees that, from and after the Closing, this Article V will provide the exclusive remedy of the Indemnified Parties hereunder against Indemnifying Parties hereunder for any breach of any representation, warranty, covenant or other claim arising out of or relating to this Agreement, the certificates to be delivered hereunder or the Contemplated Transactions. No Indemnified Party may avoid the limitations on liability, recovery and recourse set forth in this Article V by seeking damages for breach of contract, tort or pursuant to any other theory or liability. Nothing in this Section 5.7 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled to pursuant to Section 6.16.

Article VI

GENERAL
6.1
Amendments; Waivers. This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of the Agent, on behalf of the Stockholders, and the Buyer Transferee, if applicable, on the one hand, and Landos, on the other hand. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.
6.2
Schedules; Exhibits; Integration. Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits and the Transaction Documents, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith, including any non-disclosure, confidentiality or similar Contracts between JBR, the other Stockholders or the Buyer Transferee, if applicable, on the one hand, and Landos, on the other hand (and any of their respective Subsidiaries).
6.3
Best Efforts; Further Assurances.
(a)
Each Party shall use its reasonable best efforts to cause all conditions to its obligations to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the Contemplated Transactions shall be effected substantially in accordance with its terms. The Parties shall cooperate with each other in such actions and in securing requisite Approvals.
(b)
The Parties agree to furnish upon request to execute and deliver to each other such other documents as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement. If, after Closing, Agent identifies any property, right or asset (other than any property, right or asset included with the Excluded Assets) that has not, and should have been, transferred to the Selling Entities pursuant to this Agreement, Landos shall transfer (or procure the transfer of) such property, right or asset (and any related liability which is an Assumed Liability) to the Selling Entities as soon as practicable and at no cost to Agent, Stockholders or Buyer Transferee. If following Closing, any property, right or asset (other than any property, right or asset expressly included in the Acquired Assets) is found to have, and should not have been, transferred to the Selling Entities pertaining to Excluded Assets or Excluded Liabilities pursuant to this Agreement, the Selling Entities shall transfer (or procure the transfer of) such property, right or asset to Landos as soon as practicable and at no cost to the Agent, Selling Entities or Buyer Transferee.
(c)
After the Closing, the Parties shall, and shall cause their respective Affiliates to, cooperate fully, as and to the extent reasonably requested by each other, in connection with the preparation and filing of all Tax Returns and the defense of any Tax investigation, action, audit, or other proceeding by a Governmental Entity (each, a “Tax Claim”), in each case, with respect to the Acquired Business, the Acquired Assets, and the Licensed Technology. Such cooperation shall include providing any records and other information reasonably requested by a Party and reasonably relevant to such Tax Returns or Tax Claim. Notwithstanding anything to the contrary herein, in no event shall the Stockholders be entitled to review or otherwise have access to any Tax Records of Seller or its Affiliates.
6.4
Expenses. Except as otherwise provided in this Agreement, each of JBR, the Stockholders and Buyer Transferee, if any, on the one hand, and Seller, on the other hand, shall pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the Contemplated Transactions, including the fees, expenses and disbursements of its Representatives and of securing Approvals and Permits required to be obtained by it.

6.5
Governing Law. This Agreement, the legal relations between the Parties and any Action, whether contractual or non-contractual, instituted by either Party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without regard to Delaware’s rules governing conflicts of law.
6.6
Dispute Resolution. Any disputes arising hereunder shall first be subject to good faith mediation and other efforts among the Parties, as set forth herein. In the event of a dispute, the party claiming that a breach of this Agreement shall notify in writing the party it claims is in breach of the nature of the dispute and the claimed breach and allow for [***] days for response. If the matter is not consensually resolved within the following [***] days (such [***] day period constituting the “Pre-Mediation Period”), the parties shall proceed to mediation before a JAMS mediator, with mediation to commence within [***] days of the conclusion of the Pre-Mediation Period. If mediation is unsuccessful, any action or proceeding arising out of or relating to this Agreement, or between the Parties, shall be brought exclusively in Wilmington, Delaware, in either the State of Delaware, County of New Castle, or the United States District Court for the District of Delaware (the “Exclusive Courts”). Each of the Parties to this Agreement irrevocably submits himself or itself to the jurisdiction and venue of the Exclusive Courts, and such Exclusive Courts shall have exclusive jurisdiction over, and shall be considered proper venue for, any and all claims arising out of or relating to this Agreement or between the Parties. This provision, as well execution of this Agreement, does not mean that any of the Parties avail themselves of jurisdiction in Delaware for any other reason other than the enforcement of this Agreement, and shall not provide a basis for the exercise of personal jurisdiction over any of the Parties with respect to any other claim. In the event any Party seeks to enforce the terms of this Agreement or any Exhibit, the non-prevailing Parties shall be responsible for the prevailing Party’s reasonable attorneys’ fees in any such judicial proceeding, along with costs and disbursements of such judicial proceeding.
6.7
No Assignment. Neither this Agreement nor any rights or obligations under it are assignable except that the Selling Entities may assign their rights hereunder to the Buyer Transferee and, with the prior written consent, not to be unreasonably withheld, conditioned or delayed, of Landos, to any Affiliate of the Stockholders or of the Buyer Transferee.
6.8
Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.
6.9
Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each Party and delivered to the other Party.
6.10
Nondisclosure.
(a)
For a period of [***]following the Closing Date, Landos shall not, and shall cause its stockholders and Representatives not to, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any Confidential Business Information (including any member list, record or financial information concerning the Acquired Business or the Acquired Assets or business or policies of Landos to the extent specifically related to the Acquired Business that Landos or any Representative of Landos may have learned as an owner or a stockholder of Landos or any of Subsidiaries).

(b)
For a period of [***] following the Closing Date, each of Agent, any Stockholder or Buyer Transferee shall not, and shall cause its respective Representatives not to, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any Confidential Landos Information (including any member list, record or financial information concerning the Excluded Assets or Excluded Liabilities or business or policies of Landos to the extent specifically related to the Excluded Assets or Excluded Liabilities that such Person or any Representative of such Person may have learned as an employee or a stockholder of Landos or any of Subsidiaries).
(c)
Definitions.
(i)
“Confidential Business Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that, as of the Closing Date, relates to the Acquired Business, the Acquired Assets or the Assumed Liabilities. Confidential Business Information shall not include any information: (A) if such information is or becomes publicly available through no fault of Landos, (B) if the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required in connection with performing Landos’ obligations hereunder, (C) if the furnishing or use of such information is required pursuant to applicable Law, or (D) if the furnishing or use of such information is required by Landos to the extent necessary in connection with enforcing its rights hereunder or (E) if and to the extent such information is used in or necessary in connection with the other Excluded Assets, provided that, for the avoidance of doubt, such information will remain “Confidential Business Information” to the extent specifically related to the Acquired Business, the Acquired Assets or the Assumed Liabilities.
(ii)
“Confidential Landos Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that, as of the Closing Date, relates to the Excluded Assets or Excluded Liabilities. Confidential Landos Information shall not include any information: (A) if such information is or becomes publicly available through no fault of Agent, any Stockholder or Buyer Transferee, (B) if the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required in connection with performing Agent’s, the applicable Stockholder’s or Buyer Transferee’s obligations hereunder, (C) if the furnishing or use of such information is required pursuant to applicable Law, (D) if the furnishing or use of such information is required by Agent, the applicable Stockholder or Buyer Transferee to the extent necessary in connection with enforcing its rights hereunder or (E) if and to the extent such information is used in or necessary in connection with the Acquired Business, the Acquired Assets or the Assumed Liabilities, provided that, for the avoidance of doubt, such information will remain “Confidential Landos Information” to the extent specifically related to the Excluded Assets or Excluded Liabilities.
6.11
Publicity and Reports. For a period of thirty (30) days following the Closing Date, Agent and Landos shall coordinate all publicity relating to the Contemplated Transactions and neither of them shall issue any press release, publicity statement or other public notice relating to this Agreement, or the Contemplated Transactions, without obtaining the prior consent of the other except to the extent otherwise required by applicable law or the rules and regulations of the stock exchange on which Landos is traded. Prior to any public disclosure, except as otherwise required by applicable law or the regulations of the stock exchange on which Landos is traded, the disclosing Party shall share with the other Party any proposed public disclosure about this Agreement, and the reviewing Party shall be afforded a reasonable opportunity to provide any comments to such proposed public disclosure.

6.12
Notices. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if delivered by e-mail, when sent, unless such sender receives a bounce-back notification in respect of such email or (c) if by recognized overnight courier service, on the second (2nd) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

If to Agent, the Stockholders or the Buyer Transferee, if any, addressed to:
c/o Dr. Josep Bassaganya-Riera
[***]

Email: [***]

With a copy to:
Eilenberg & Krause LLP
335 Madison Avenue, 9th Floor
New York, NY 10017
Attention: [***]

Email: [***]

If to Seller, addressed to:
Landos Biopharma Inc
P.O. Box 11239
Blacksburg, VA 24062
Attention: Chief Executive Officer
Email: [***]

With a copy to:
Cooley LLP
55 Hudson Yards
New York, New York 10001
Attention: [***]

Email: [***]

or to such other address or to such other person as either Party shall have last designated by such notice to the other Party in accordance with this Section 6.12.

6.13
Remedies; Waiver. All rights and remedies existing under this Agreement and the Transaction Documents are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any Party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.
6.14
Knowledge Convention. Whenever any statement herein or in any schedule, exhibit, certificate or other documents delivered to either Party pursuant to this Agreement is made “to its knowledge” or “to its best knowledge” or words of similar intent or effect of either Party or its Representative, such person shall make such statement only after conducting a reasonable investigation of the subject matter thereof.
6.15
Definitions; Treatment of Ambiguities; Interpretation.
(a)
Definitions. Capitalized terms used but not defined in the main body of this Agreement shall have the meanings assigned to them in Appendix A.

(b)
Treatment of Ambiguities. JBR, each Stockholder and the Buyer Transferee, if any, on the one hand, and Landos, on the other hand, each acknowledges that he or it has been represented by counsel in connection with this Agreement and the Contemplated Transactions. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.
(c)
Interpretation.
(i)
Unless otherwise indicated herein, with respect to any reference made in this Agreement to an Article, Section, Paragraph, Appendix, Exhibit or Schedule, such reference shall be to an article, section or paragraph of, or an appendix, exhibit or schedule to, this Agreement.
(ii)
Any article, section or paragraph headings contained in this Agreement and the recitals at the beginning of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(iii)
Any reference made in this Agreement to a statute or statutory provision means such statute or statutory provision as it has been amended through the date as of which the particular portion of this Agreement is to take effect, or to any successor statute or statutory provision relating to the same subject as the statutory provision so referred to in this Agreement, and to any then applicable rules or regulations promulgated thereunder.
(iv)
Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed, unless the context clearly indicates to be contrary, to be followed by the words “but (is/are) not limited to.”
(v)
The words “herein,” “hereof,” “hereunder” and words of like import shall refer to this Agreement as a whole (including its Appendices, Exhibits and Schedules), unless the context clearly indicates to the contrary (for example, that a particular section, schedule or exhibit is the intended reference).
(vi)
Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.
(vii)
Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated.
(viii)
All accounting terms not otherwise defined herein have the meanings assigned under GAAP.
(ix)
All references to “$” or “dollar” means U.S. dollar.
(x)
“to the extent” means “to the degree”, and not “if”.
6.16
Specific Performance. Each Party acknowledges that, in view of the uniqueness of the Acquired Business and the Contemplated Transactions, each Party may not have an adequate remedy at Law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other Party shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at Law or in equity.

6.17
Severability. If any provisions of this Agreement shall be held to be illegal, invalid or unenforceable, the Parties agree that such provisions shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Parties, the Parties shall negotiate in good faith to amend this Agreement to replace the unenforceable provision with an enforceable provision which as closely as possible reflects and gives effect to such intent.
6.18
The Agent. Each Stockholder and Buyer Transferee, severally and not jointly, hereby ratifies and confirms the appointment of JBR (together with his permitted successors, and in this context, the “Agent”), as its true and lawful agent and attorney-in-fact to: (a) enter into any agreement in connection with this Agreement and the Contemplated Transactions and any transactions contemplated by the Transaction Documents, (b) exercise all or any of the powers, authority and discretion conferred on such Stockholder under this Agreement or any of the Transaction Documents on behalf of such Stockholder, (c) waive any terms and conditions of this Agreement or any of the Transaction Documents on behalf of such Stockholder, (d) give and receive notices on such Stockholder’s behalf and to be such Stockholder’s exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any of the Contemplated Transactions or any Transaction Document, and the Agent agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact on behalf of such Stockholder. This power of attorney is coupled with an interest and irrevocable. The Agent shall not be liable for any action taken or not taken by him in connection with his obligations as agent under this Agreement: (i) with the consent of a majority of the Selling Entities who, as of the date hereof, are the owners of more than fifty percent (50%) of the Redeemed Shares or (ii) in the absence of its own gross negligence or willful misconduct. If the Agent is unable or unwilling to serve in such capacity, his successor shall be named by those Selling Entities who, as of the date hereof, are the owners of more than fifty percent (50%) of the Redeemed Shares, which successor shall serve and exercise the powers of the Agent hereunder. Additionally, the Agent shall be jointly and severally indemnified by the Selling Entities for any Losses related to actions taken or not taken by him in his capacity as agent hereunder, and in connection therewith, shall advance to him all expenses incurred in connection therewith, except where such Losses arise as a result of his own gross negligence or willful misconduct. The Joinder Agreement will include an equivalent designation of JBR at the agent for the Buyer Transferee.

[Remainder of page left blank intentionally]

[Signature page to Asset Purchase and Redemption Agreement]

IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement as of the date first written above.

SELLER:

LANDOS BIOPHARMA, INC.

/s/ Gregory Oakes

Name: Gregory Oakes

Title: Chief Executive Officer

AGENT:

/s/ Dr. Josep Bassaganya-Riera

Dr. Josep Bassaganya-Riera

APPENDIX A

Definitions

“Accounting Books and Records” means any and all books and records that are or can be made available to the independent auditors for the purpose of auditing the financial statements and expressing an opinion thereon.

“Acquired Assets” has the meaning set forth in Section 1.1.

“Acquired Business” means the current Business of Landos as and to the extent it relates to the Acquired Compounds and the other Acquired Assets.

“Acquired Samples” has the meaning set forth in Section 1.1(f).

“Acquired Compounds” means (a) Landos’ proprietary Compounds known as Omilancor (or BT-11), LABP-104 (or BT-104), LABP-111 (or BT-111) and such other Compounds targeting lanthionine synthetase C-like (LANCL) proteins that are owned or Controlled by Landos immediately prior to the Closing, in each case, as set forth on Schedule B annexed hereto (including with respect to the chemical structures thereof) and (b) any salt, ester, hydrate, solvate, enantiomer, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, stereoisomer, tautomer, or optically active form of any of the foregoing.

“Acquired Compounds License Agreement” has the meaning set forth in Section 2.3(b).

“Acquired Drug Substance and Acquired Drug Product” has the meaning set forth in Section 1.1(b).

“Acquired FDA Files” has the meaning set forth in Section 1.1(d).

“Acquired INDs” has the meaning set forth in Section 1.1(c).

“Acquired Intellectual Property Rights” has the meaning set forth in Section 1.1(a).

“Acquired Manufacturing Records and Study Reports” has the meaning set forth in Section 1.1(e).

“Acquiror Affiliate” has the meaning set forth in Section 4.9(c).

“Action” means any claim, legal action, complaint, investigation, petition, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

“Affiliate Competing Program” has the meaning set forth in Section 4.9(c).

“Agreement” has the meaning specified in the introductory paragraph.

“Agent” has the meaning specified in the introductory paragraph.

“Approval” means all current and pending approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

“Approvals and Permits” means all Approvals and all Permits required for Seller to transfer of the Acquired Business and the Acquired Assets, to consummate the Contemplated Transactions, or to prevent a breach or termination of any Assumed Contract.

“Assumed Contracts” means those Landos Acquired Business Contracts identified on Schedule 1.4 that are specifically identified to be assumed by Agent or Buyer Transferee (and not including any contracts listed on Schedule 1.4-II), subject in all instances to the approval of the other party to any Contract.

“Assumed Liabilities” has the meaning specified in Section 1.2.

“Books and Records” means all books, data, files, papers, correspondence, databases, information systems, program, software, documents and records, in both electronic and hard copy forms, other than Accounting Books and Records and e-mail.

“Business” has the meaning specified in the recital.

“Business Day” means a day on which commercial banks are generally open to conduct their regular banking business in New York, New York.

“Buyer Competing Activity” has the meaning set forth in Section 4.9(a).

“Buyer Indemnified Parties” has the meaning specified in Section 5.1.

“Buyer Transferee” has the meaning specified in the introductory paragraph.

“Closing” means the consummation of the Sale.

“Closing Date” has the meaning specified in Section 2.1.

“Change of Control” shall occur if: (a) any third party acquires directly or indirectly the beneficial ownership of any voting security of a Party, or if the percentage ownership of such person or entity in the voting securities of a Party is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such third party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then outstanding voting securities of a Party; (b) a merger, consolidation, recapitalization, or reorganization of a Party is consummated, other than any such transaction, which would result in stockholders or equity holders of such Party immediately prior to such transaction, owning at least fifty percent (50%) of the outstanding securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the stockholders or equity holders of a Party approve a plan of complete liquidation of such Party, or an agreement for the sale or disposition by such Party of all or substantially of such Party’s assets, other than pursuant to the transaction described above or to an Affiliate; or (d) the sale or transfer to a third party of (i) all or substantially all of such Party’s assets taken as a whole or (ii) a majority of such Party’s assets which relate to this Agreement, is effected.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company Plan” means any retirement, pension, profit sharing, deferred compensation, equity bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, equity purchase, equity option, restricted equity, phantom equity, equity appreciation rights, fringe benefit or other employee benefit plan, program, policy, practice, fund or contract or any employment, consulting or personal services Contract, whether written or oral, funded or unfunded or domestic or foreign, (a) sponsored, maintained or contributed to by Landos, any Subsidiary or, (b) covering or benefiting any current or former officer, employee, agent, director or independent contractor of Landos or any Subsidiary (or any dependent or beneficiary of any such individual).

“Compound” means (a) a Party’s proprietary compounds, and (b) any salt, ester, hydrate, solvate, enantiomer, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, stereoisomer, tautomer, or optically active form of any of the foregoing.

“Competing Party” means, with respect to the conduct of a (a) Buyer Competing Activity, each of the Agent, Stockholders and Buyer Transferee and (b) Seller Competing Activity, Landos.

“Competing Program” means the performance of a Buyer Competing Activity and/or Seller Competing Activity, as applicable.

“Confidential Business Information” has the meaning set forth in Section 6.10(c)(i).

“Confidential Landos Information” has the meaning set forth in Section 6.10(c)(ii).

“Contemplated Transactions” means the Sale, the redemption of the Redeemed Shares and the other transactions contemplated by this Agreement and the other Transaction Documents.

“Contract” means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

“Control” or “Controlled by” means the possession by Landos or the Agent or any Stockholder, as applicable, and in each case whether by ownership, license, or otherwise, of, (a) with respect to any tangible Intellectual Property Rights, the legal authority or right to physical possession of such tangible Intellectual Property Rights, with the right to provide such tangible Intellectual Property Rights to Agent (in the case of Landos) or Landos (in the case of Agent or any Stockholder) on the terms set forth herein or (b) with respect to any intangible Intellectual Property Rights, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to Agent (in the case of Landos) or Landos (in the case of Agent or any Stockholder) under such Intellectual Property Rights on the terms set forth herein, in each case ((a) and (b)), without breaching or otherwise violating the terms of any arrangement or agreement with a third party in existence as of the Closing Date.

“Controlling Party” has the meaning specified in Section 5.4(b).

“Departed Employees” has the meaning set forth in Section 2.3(f).

“De Minimis Amount” has the meaning set forth in Section 5.6(a).

“Dispute” has the meaning set forth in the third paragraph of this Agreement.

“Encumbrance” means the Outbound Licenses, any claim, charge, lease, covenant, easement, encumbrance, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, Law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Assets” has the meaning specified in Section 1.3.

“Excluded Liabilities” has the meaning specified in Section 1.4.

“Exclusivity Period” has the meaning set forth in Section 4.9(a).

“Exclusive Courts” has the meaning set forth in Section 6.6.

“Exploit” has the meaning set forth in Section 4.9(a).

“Exit Documentation” has the meaning set forth in Section 2.3(f).

“Family Member” means, with respect to a natural person, such person’s spouse or same or opposite sex domestic partner, child, parent, grandparent, grandchild, sibling. “Family member” also includes individuals in the following relationships with such person’s spouse or domestic partner: child, parent and grandparent. “Child” also includes a child of a legal guardian or de facto parent, regardless of age or dependency status and those to whom the employee is “in loco parentis” or “de facto” parent as well as a child of a legal guardian or de facto parent. Parent and parent in-law also includes de facto parent, stepparent or legal guardian.

“FDA” means the United States Food and Drug Administration or any successor agency thereof.

“FDCA” means the federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles, as in effect from time to time.

“General Deductible” has the meaning set forth in Section 5.6(a)

“Governmental Entity” means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“IND” means an Investigational New Drug Application (IND) seeking to obtain authorization from the FDA to administer an investigational drug or biological product to humans, including all materials relating to and submitted in connection with any pre-Investigational New Drug meeting.

“Inbound Licenses” means any Contract between, on the one hand, Landos or its Subsidiary, and on the other hand, a third party, pursuant to which such third party grants Landos or its Subsidiary a license under any Acquired Intellectual Property Rights, as in effect immediately prior to the Closing Date.

“Indemnified Parties” has the meaning set forth in Section 5.2.

“Indemnifying Party” has the meaning set forth in Section 5.4(a).

“Intellectual Property Rights” means, all (i) Patent Rights, (ii) trademarks, service marks, trade dress, trade names, brand names, logos, internet domain names and corporate names and registrations and applications for registration thereof, (iii) copyrights (registered or unregistered), whether statutory or common Law, and copyrightable works and registrations and applications for registration thereof, together with all authors’ and moral rights, including, without limitation, all derivative works, renewals, extensions, reversions or restorations of copyright, now or hereafter provided by applicable Laws, (iv) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, products, processes, techniques, methods, research and development information and results, drawings, specifications, designs, plans, proposals, data, marketing plans and customer, prospect and supplier lists and information), (v) moral rights, rights of paternity or attribution, or any similar property rights, (vi) all causes of action for infringement (past, present, or future) for any of the foregoing, and (vii) any rights received under any license or other arrangement with respect to the foregoing.

“IRS” means the Internal Revenue Service or any successor entity.

“JBR” has the meaning specified in the introductory paragraph.

“Joinder Agreement” has the meaning set forth in Section 2.3(g).

“Landos” has the meaning specified in the introductory paragraph.

“Landos Acquired Business Contracts” has the meaning specified in Section 6(a) of Schedule 3.1.

“Landos Claims” has the meaning set forth in Section 4.7(a).

“Landos Fundamental Representations” has the meaning set forth in Section 5.5(b).

“Landos Indemnified Parties” has the meaning set forth in Section 5.2.

“Landos Release” has the meaning set forth in Section 4.7(a).

“Landos Released Party” has the meaning set forth in Section 4.8(a).

“Landos Releasing Party” has the meaning set forth in Section 4.7(a).

“Law” means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

“Liability” means any direct or indirect liability, indebtedness, guarantees, obligation, expenses, costs, loss, damages, Taxes or deficiencies, absolute or contingent, accrued or unaccrued, due or to come due, liquidated or unliquidated damages, whether or not made or asserted.

“LianBio” means LianBio Respiratory Limited, a company limited by shares organized and existing under the laws of Hong Kong Special Administrative Region of the People’s Republic of China.

“LianBio First Amendment to Original License Agreement” means the First Amendment to License and Collaboration Agreement between LianBio and Landos, substantially in the form annexed hereto as Exhibit 3.

“LianBio New License Agreement” means the License and Collaboration Agreement between LianBio and the Selling Entities or such other entity as designated by the Agent substantially in the form annexed hereto as Exhibit 4.

“LianBio Original License Agreement” means the License and Collaboration Agreement dated as of May 14, 2021 between LianBio and Landos.

“License Grant” has the meaning set forth in Section 1.6.

“Licensed Technology” means any Intellectual Property Rights that are owned or Controlled by Landos or any of its Affiliates as of the Closing Date (other than Acquired Intellectual Property Rights) that are necessary or reasonably useful for the development, manufacture, or commercialization of any of the Acquired Compounds.

“Loss” means any action, damage, disbursement, liability, loss, deficiency, obligation, penalty, settlement, and costs and expenses (including reasonable documented out-of-pocket attorneys’, accountants’ and other professional fees, costs and other reasonable out-of-pocket expenses incurred in defending, asserting or settling the foregoing) of any kind or nature, but expressly excluding any unforeseeable, speculative, exemplary, incidental, special or punitive damages or any consequential damages, including lost profits, diminution in value, or losses calculated by “multiple of profits”, “multiple of cash flows” or any other similar “multiplier” calculation methodologies (in each case, except to the extent paid or payable by an Indemnified Party to a third party in connection with a third party claim).

“[***]” has the meaning set forth in Section 2.3(f).

“Non Controlling Party” has the meaning set forth in Section 5.4(b).

“Order” means any decree, injunction, judgment, order, ruling, assessment or writ.

“Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the limited liability company agreement and articles or certificate of formation of a limited liability company, and (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person, in each case as amended and in effect.

“Outbound Licenses” means any Contract between on the one hand, Landos or its Subsidiary, and on the other hand, a third party, pursuant to which Landos or its Subsidiary grants such third party a license under any Acquired Intellectual Property Rights, as in effect immediately prior to the Closing Date.

“Party” or “Parties” shall have the meaning specified in the introductory paragraph.

“Patent Rights” means any and all (a) issued patents, (b) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (c) patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof, and (d) United States and foreign counterparts of any of the foregoing.

“Permit” means all current and pending license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

“Permitted Encumbrances” means: (a) statutory or common law liens for Taxes that are not yet delinquent or liens for Taxes being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (b) statutory or common law liens to secure obligations to landlords, lessors or renters under leases, licenses or rental agreements; (c) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law or Governmental Entity; (d) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; (e) leases or subleases or licenses or sublicenses granted to others on a non‑exclusive basis in the ordinary course of business; (f) liens in favor of customs and revenue authorities arising as a matter of Law to secure payments of customs duties in connection with the importation of goods; (g) easements, reservations, right-of-way, restrictions, minor defects or imperfections in title and other similar liens affecting real property not interfering in any material respect with the ordinary conduct of the Acquired Business; (h) any such matters of record, Encumbrances (other than Permitted Encumbrances) and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they related in the conduct of the Acquired Business as currently conducted; (i) liens in favor of financial institutions arising in connection with Landos’ deposit accounts or securities accounts held at such institutions to secure customary fees, charges and the like; and (j) the LianBio Original License Agreement.

“Person” means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

[***]

“Pre-Mediation Period” has the meaning set forth in Section 6.6.

“Redeemed Shares” has the meaning specified in the recitals.

“Redemption Consideration” has the meaning set forth in Section 1.5.

“Related Party” means (i) any shareholder, director or officer of any Subsidiary or Landos and (ii) any Affiliate or associate of any of the foregoing, however, excluding Landos or any Subsidiary.

“Representative” means officers, directors, employees, attorneys, accountants, agents, and advisors of a Party.

“Restricted Technology” means (a) with respect to the conduct of a Buyer Competing Activity, (i) the Acquired Assets (including all Intellectual Property Rights therein), (ii) Licensed Technology and (iii) any other Intellectual Property Rights Controlled by Agent, Stockholders and/or Buyer Transferee as of the date of Closing that are necessary or reasonably useful for the Exploitation of the Acquired Compounds and (b) with respect to the conduct of a Seller Competing Activity, the Licensed Technology

“Retained Compounds” means (a) the Royalty-Bearing Retained Compounds and (b) any other Compound owned or Controlled by Landos as of the Closing Date and not specifically included as an Acquired Compound.

“Retained Compounds Royalty Agreement” has the meaning set forth in Section 2.2(c).

“Royalty-Bearing Retained Compounds” means (a) Landos’ proprietary Compounds known as NX‑13, LABP-66. LABP-73, LABP-69, and (b) any salt, ester, hydrate, solvate, enantiomer, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, stereoisomer, tautomer, or optically active form of any of the foregoing.

“Sale” has the meaning specified in the recitals.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Seller” has the meaning specified in the introductory paragraph.

“Seller Competing Activity” has the meaning set forth in Section 4.9(b).

“Selling Entities” has the meaning specified in the introductory paragraph.

[***]

“Subsidiary” means any Person in which Seller (either alone or through or together with any other Subsidiary) owns or controls, directly or indirectly, 50% or more of the capital stock or the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person.

“Standstill Period” has the meaning set forth in Section 4.6.

“Stockholders” has the meaning specified in the introductory paragraph.

“Stockholder and Buyer Transferee Fundamental Representations” has the meaning set forth in Section 5.5(c).

“Stockholder Claims” has the meaning set forth in Section 4.8(a).

“Stockholders Release” has the meaning set forth in Section 4.8(a).

“Stockholder Released Parties” has the meaning set forth in Section 4.7(a).

“Stockholder Releasing Party” has the meaning set forth in Section 4.8(a).

“Tax” means any U.S. or non-U.S. federal, state, county or local income, alternative minimum, capital gains, sales, use, excise, franchise, unitary, real and personal property, transfer, documentary, value-added, gross receipt, stamp, capital stock, production, business and occupation, disability, employment, payroll, severance, or withholding tax or similar charge imposed by any Governmental Entity in the nature of a tax, including any interest, penalties (civil or criminal), or additional amounts related thereto or to the nonpayment thereof, whether disputed or not.

“Tax Claim” has the meaning set forth in Section 6.3(c).

“Tax Records” means Tax Returns and Tax workpapers.

“Tax Return” means a report, return or other information (including all schedules and attachments) required to be supplied to a Governmental Entity with respect to Taxes including where permitted or required, combined or consolidated returns for any group of entities that includes any Subsidiary or Landos.

“Third Party Claim” has the meaning set forth in Section 5.4(b).

“Transaction Documents” means this Agreement and all other agreements, certificates, instruments, documents and writings delivered by Agent, a Stockholder or, if applicable, the Buyer Transferee, on the one hand, or Landos, on the other hand, in connection with the Contemplated Transactions.

“Transition Services” has the meaning set forth in Section 4.4.

“Withholding Tax Action” has the meaning set forth in Section 4.13.

SCHEDULE A

SELLING ENTITIES

Name of Selling Entity	No. Shares of Landos Common Stock	Percentage of Selling Entities’ Shares	Cash Payment

[***]

Total		9,086,441	100.00%	$3,000,000.00

SCHEDULE B

[***]

SCHEDULE B-1

ACQUIRED INTELLECTUAL PROPERTY RIGHTS

I. PATENT RIGHTS (to be updated by Landos/Dewitt through closing)

See Schedule B-1-I, attached.

II. TRADEMARKS

See Schedule B-1-II, attached.

III. COPYRIGHTS

None.

SCHEDULE B-2

[***]

SCHEDULE B-3

ACQUIRED INDs

Compound	Indication	IND number	IND Status
BT-11	Crohn’s Disease	128490	Active
	Ulcerative Colitis	138071	Active
	Eosinophilic Esophagitis	153950	Active
	Psoriasis	153953	Active

LABP-104	Rheumatoid Arthritis	153942	Active
	Systemic Lupus Erythematosus	153949	Active

BT-11	Atopic Dermatitis	n/a	Not active: Pre-IND considered in 2020
	A.Derm	153951	no filings
BT-111	NASH	153948	no filings
	T1DM	153941	no filings

SCHEDULE B-4

[***]

SCHEDULE B-5

ACQUIRED MANUFACTURING RECORDS AND STUDY REPORTS

AND

DISTRIBUTORS, SALES REPRESENTATIVES, MANUFACTURERS AND SUPPLIERS

FOR THE ACQUIRED BUSINESS AND SALES

I.
ACQUIRED MANUFACTURING RECORDS AND STUDY REPORTS

[***]

II.
LIST OF DISTRIBUTORS, SALES REPRESENTATIVES, MANUFACTURERS, SUPPLIERS AND SALES, MANUFACTURING AND LICENSING AGENTS RELATING TO THE ACQUIRED BUSINESS

[***]

SCHEDULE B-6

[***]

SCHEDULE 1.2

ASSUMED LIABILITIES

I. ASSUMED CONTRACTS

Assumed Contracts listed on Schedule 1.4 (not including any contracts listed on Schedule 1.4-II).

II. OTHER ASSUMED LIABILITIES

a. [***]

b. Any Liabilities for Taxes with respect to the Acquired Business, the Acquired Assets, and/or the Licensed Technology for any taxable period (or portion thereof) beginning after the Closing Date and any transfer, documentary, sales, use, stamp, registration, value added, goods and services, and other similar Taxes imposed on the assignment or transfer of the Acquired Business, the Acquired Assets, and/or the Licensed Technology pursuant to this Agreement (or a subsequent assignment or transfer to the Buyer Transferee or any other third party).

SCHEDULE 1.4

ASSUMED CONTRACTS

None.

OTHER LANDOS ACQUIRED BUSINESS CONTRACTS

See Schedule 1.4-II, attached.

SCHEDULE 3.1

REPRESENTATIONS AND WARRANTIES OF LANDOS

Except as set forth in the corresponding sections or subsections of the disclosure schedules with respect to Landos attached hereto, Landos represents, warrants and agrees as follows:

1.
Organization and Related Matters.
(a)
Landos is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to own, lease and operate its assets and to carry on its business as currently conducted. Landos has all necessary corporate power and authority to execute, deliver and perform this Agreement and any other Transaction Documents to which it is a party and consummate the Contemplated Transactions and by such other Transaction Document.
(b)
Each Subsidiary of Landos (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all necessary corporate power and authority to own, lease and operate its assets and to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in such jurisdictions where so required under applicable Law.
2.
Authorization; No Conflicts.
(a)
The execution, delivery and performance of this Agreement and the other Transaction Documents by Landos has been duly and validly authorized by the Board of Directors of Landos and by all other necessary corporate action and procedures on the part of Landos, pursuant to applicable laws and regulations and the articles of incorporation or any other internal regulations of Landos. The approval by Landos’ stockholders of the execution, delivery and performance of this Agreement and the other Transaction Documents is not required. This Agreement and any other Transaction Documents to which Landos is a party constitute the legally valid and binding obligation of Landos, enforceable against Landos in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally.
(b)
Neither the execution, delivery and performance of any Transaction Documents, including this Agreement, nor the consummation of the Contemplated Transactions, by Landos or any Subsidiary, will (i) violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of any of such entities or any Contract of any of such entities, (ii) result in the imposition of Encumbrance (other than Permitted Encumbrances) against any of the Acquired Assets or (iii) violate any Law.
(c)
The execution and delivery by Landos and the performance of this Agreement and any Contemplated Transactions by Landos or any Subsidiary will not require consent or waiver from, filing or registration with, or the issuance of any Permit or Approval by, any other Person or Governmental Entity, except as explicitly required in this Agreement.
(d)
The purchase and acquisition of the Redeemed Shares by Landos does not and will not violate any Laws and will not be declared or be deemed null and void under applicable Law or the Organizational Documents or other internal rules or regulations of Landos. On the Closing Date, Landos (i) has sufficient capital and has otherwise satisfied all other requirements under applicable Law and the Organizational Documents or other internal rules or regulations of Landos in order to consummate the redemption of the Redeemed Shares, (ii) has received all necessary consents and have completed any other procedures in connection with the consummation of the redemption and purchase of the Redeemed Shares.

3.
Books and Records; Acquired FDA Files; Acquired Manufacturing Records and Study Reports. Landos’ Books and Records relating to the Acquired Assets and Acquired Business, as well as the Acquired Compounds, Acquired FDA Files and the Acquired Manufacturing Records and Study Reports included in the Acquired Assets, after November 6, 2021, are complete and correct in all material respects and have been provided to Agent. Each transaction relating to the Acquired Business is properly and accurately recorded on the respective Books and Records of Landos and its Subsidiaries, and each document upon which entries in such Books and Records are based is complete and accurate in all material respects. All correspondence (including emails) sent by Landos (or sent by a Representative on its behalf) to or received from the FDA after November 6, 2021 relating to any of the Acquired Compounds is included in the Acquired FDA Files. All draft reports provided as part of the diligence process are the most recent drafts and remain in draft status as of Closing Date. No communication regarding omilancor has been conducted with the FDA since November 6, 2021 except a Development Safety Update Report submitted in August of 2022.
4.
Acquired Drug Substance and Acquired Drug Product and Acquired Samples. Landos’ inventory of Acquired Drug Substance and Acquired Drug Product has not, since November 6, 2021, been: (a) manufactured or stored in any material respect in violation of applicable specifications therefor in effect at the time of manufacture; provided, that Landos makes no such representation or warranty with respect to such inventory that was initially stored prior to November 6, 2021 to the extent Landos has continued to store such inventory in the same manner as so stored prior to November 6, 2021, and (b) adulterated or misbranded within the meaning of the FDCA in any material respect. Landos’ inventory of Acquired Samples has not, since May 24, 2022, been: (a) manufactured or stored in any material respect in violation of applicable specifications therefor in effect at the time of manufacture; provided, that Landos makes no such representation or warranty with respect to such inventory that was initially stored prior to May 24, 2022 to the extent Landos has continued to store such inventory in the same manner as so stored prior to May 24, 2022, and (b) adulterated or misbranded within the meaning of the FDCA in any material respect. Total omilancor drug substance inventory is 238 kilograms with a variance of 3 kilograms for material under manufacture. No supplies of omilancor drug product are available. A dissolution method has been developed for omilancor tablets; provided, however, that Landos makes no representation as to the suitability of such dissolution method or the completeness of the development of this method, and takes no responsibility for further development of this dissolution method.
5.
Absence of Changes. Since November 6, 2021, except as disclosed in Landos’ filings with the U.S. Securities and Exchange Commission, (a) Landos and each of its Affiliates has conducted the Acquired Business in the ordinary course of business consistent with past practice, (b) there has not been any material damage, destruction or other material physical loss with respect to the Acquired Business of Landos and its Affiliates and any Acquired Assets, and (c) no event or circumstance has occurred that could reasonably make any representation or warranty contained herein, if made as of the date of such event or circumstance, untrue or incorrect in any material respect. No clinical or nonclinical studies of omilancor have been initiated after November 6, 2021.
6.
Contracts.
(a)
Landos has provided current and complete (to the extent relating to the Acquired Business) copies of all Contracts relating to the Acquired Business to which either Landos or a Subsidiary is a party or any property of Landos or a Subsidiary is subject to or by which it is bound, including the Assumed Contracts (the “Landos Acquired Business Contracts”). To the best of Landos’ knowledge, all Landos Acquired Business Contracts in effect as of the date hereof are listed on Schedule 1.4 of the Agreement.

(b)
Each Assumed Contract is legal, valid, binding and enforceable and in full force and effect. Landos or a Subsidiary, as the case may be, has duly performed in all material respects its obligations thereunder to the extent that such obligations to perform have accrued; and no material breach or material default, alleged material breach or material default, or event which would (with the passage of time, notice or both) constitute a material breach or material default thereunder by Landos or any Subsidiary, as the case may be (or, to the best knowledge of Landos or a Subsidiary, any other party or obligor with respect thereto), has occurred or as a result of this Agreement or its performance will occur. The consummation of the Contemplated Transactions will not (and will not give any person a right to) (i) terminate or modify any material rights of, or accelerate or augment any material obligation of, either Landos or a Subsidiary under any Assumed Contract or (ii) create, accelerate or augment any material rights of any party to any Assumed Contract or cause any material rights of such party to become enforceable.
7.
Condition of Acquired Assets. Landos has (i) good and marketable title to the Acquired Assets, free and clear of any Encumbrances (other than Permitted Encumbrances) and (ii) all rights, power and authority to sell, convey, assign, transfer and deliver the Acquired Assets to Agent in accordance with the terms of this Agreement. At the Closing, Landos shall deliver (which, for the avoidance of doubt, shall not require Landos to make physical delivery of the assets) the Acquired Assets to Agent, free and clear of any Encumbrances (other than Permitted Encumbrances).
8.
Intellectual Property.
(a)
Landos has sole title to and ownership of all Acquired Intellectual Property Rights, and the Selling Entities will have such title, and ownership as of and immediately following the Closing. All such Acquired Intellectual Property Rights is owned solely and exclusively by Landos, free and clear of any Encumbrances (other than Permitted Encumbrances) or other rights or claims of ownership by any third party.
(b)
Landos (i) possesses legally enforceable rights to use (in the manner currently used in the conduct of the Acquired Business as of the Closing) all third party Intellectual Property Rights under valid and subsisting written license agreements comprising Landos Acquired Business Contracts and (ii) has identified all such third party Intellectual Property Rights and the relevant Landos Acquired Business Contracts governing Landos’ use thereof.
(c)
No Subsidiary of Landos uses or has any title to, ownership of, or other interest in and to any Acquired Intellectual Property Rights.
(d)
To the knowledge of each Subsidiary and Landos, neither Landos nor any Subsidiary has (i) misappropriated or infringed the Intellectual Property Rights of any other Person in any respect in connection with the Acquired Business or (ii) received any notice of any threatened claims (x) against Landos or any Subsidiary of infringement, unauthorized use, or violation of any Intellectual Property Rights of others or (y) contesting the right of Landos or any Subsidiary to use, sell, exercise, license transfer or dispose of any Acquired Intellectual Property Rights, the Licensed Technology, or the Acquired Compounds, or any products, processes, materials or services covered thereby in any manner.
(e)
To the knowledge of each Subsidiary and Landos, none of the Acquired Intellectual Property Rights or Licensed Technology is being infringed by the activities, products or services of, or is being misappropriated by, any Person, except as disclosed on Section 8(e) of the disclosure schedule. Neither Landos nor any Subsidiary has (i) made any such claims against any Person or (ii) any knowledge of any facts or circumstances involving any Person who is infringing, violating, misappropriating or otherwise misusing any Acquired Intellectual Property Rights or Licensed Technology, except as disclosed on Section 8(e) of the disclosure schedule.

(f)
All Acquired Intellectual Property Rights and Licensed Technology owned by or exclusively licensed to Landos or a Subsidiary are valid or enforceable. Neither Landos nor any Subsidiary has received any written notice (or to the knowledge of Landos, other notice) challenging the ownership, use, validity or enforceability of any Acquired Intellectual Property Rights or Licensed Technology.
(g)
Schedule B-1-I of the Agreement lists all patent applications and patents that comprise Acquired Intellectual Property Rights, including the jurisdictions in which each item has been issued, or in which such application has been filed. Schedule B-1-II of the Agreement lists all registered trademarks that comprise Acquired Intellectual Property Rights, including the jurisdictions in which each item has been issued or registered or in which such application has been filed. Schedule B-1-III of the Agreement lists all copyrights that comprise Acquired Intellectual Property Rights, including the jurisdictions in which each item has been issued.
(h)
There is no license, sublicense, Contracts or other instrument under which Landos or any Subsidiary has granted, will grant or has any obligation to grant, any right to use any Acquired Intellectual Property Rights (other than non-exclusive licenses granted in the ordinary course of business).
(i)
Neither Landos nor any Subsidiary has received written notice of any default, and to the knowledge of Landos, is not in default, under any Outbound Licenses or Inbound Licenses nor, to the knowledge of Landos or any Subsidiary, is any other party thereto in default.
(j)
Landos has made available to the Agent correct and complete copies of all patents, patent applications, trademark registrations and trademark applications for or related to any Acquired Intellectual Property Rights, each as amended to date. Each such patent, patent application and trademark registration, if any, was properly registered and is in good standing and enforceable under applicable Laws and no renewal, fee, payment or other actions are required to be taken with respect to any registration within six months after the Closing Date. Neither Landos nor any Subsidiary has pending trademark applications relating to the Acquired Intellectual Property Rights.
(k)
With respect to each item of third party Intellectual Property Rights and the Inbound Licenses relating to the Acquired Business, there are no royalty, commission or other executory payment agreements, arrangements or understandings payable by Landos or any Subsidiary relating thereto (except, for the avoidance of doubt, as pursuant to the Retained Compounds Royalty Agreement).
9.
Legal Proceedings. There is no Order or Action pending, or, to the knowledge of Landos, threatened, against or affecting Landos or any Subsidiary or any of their respective properties or assets as it relates to the Acquired Business. There is no matter as to which Landos or any Subsidiary has received any notice, claim or assertion, or, to the best knowledge of Landos, which otherwise has been threatened or is reasonably expected to be threatened or initiated (except, in each case, from or by Agent or any Stockholder), against or affecting any director, officer, employee, agent or Representative of Landos or any Subsidiary or any other Person, nor to the best knowledge of Landos, any reasonable basis therefor, in connection with which any such Person has or may reasonably be expected to have any right to be indemnified by Landos or any Subsidiary.
10.
Compliance with Law. Each of Landos and the Subsidiaries is organized and has conducted the Acquired Business in accordance with applicable Laws, and the forms, procedures and practices of are in compliance with all such Laws, to the extent applicable. The use and operation of the Acquired Assets are in compliance in all material respects with all applicable Laws including environmental, health and safety standards, and there are no violations of any such Laws.

11.
Commercial Relationships.
(a)
Section II of Schedule B-5 of the Agreement (i) sets forth all distributors, sales representatives, manufacturers, suppliers and other agents of Landos and the Subsidiaries for the manufacture, distribution, sale, licensing, and other exploitation of products relating to the Acquired Business and (ii) identifies any Persons to whom Landos or any Subsidiary has granted any exclusive or other preferential rights in connection therewith.
(b)
Except for the LianBio Original License Agreement, neither Landos nor any Subsidiary is (i) restricted from selling, licensing, manufacturing, distributing or otherwise exploiting any products relating to the Acquired Business, in any geographic area, during any period of time or in any market segment or (ii) subject to any Contract requiring the subcontracting or outsourcing of the manufacture or assembly of any portion of products in the Acquired Business to any Person.
12.
No Brokers or Finders. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Landos or any Subsidiary or any of their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the Contemplated Transactions, is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or the Contemplated Transactions.
13.
No Other Representations or Warranties; Acknowledgment by Landos.
(a)
Except for the representations and warranties expressly set forth in this Schedule 3.1, Landos nor any of its Affiliates nor any other Person on behalf of any of them is making or has made any express or implied representation or warranties of any kind or nature whatsoever, including with respect to the Acquired Business, Acquired Assets or Assumed Liabilities or with respect to any other information made available to Agent, any Stockholder or Buyer Transferee or their respective Representatives in connection with the Contemplated Transactions, including the accuracy or completeness thereof and Landos hereby expressly disclaims any such other representations and warranties. Landos acknowledges that Agent, the Stockholders and the Buyer Transferee, if applicable, have relied or will rely on the representations and warranties made by Landos in Section 3.1 of this Agreement and the schedule thereto.
(b)
Landos acknowledges and agrees that, except for the representations and warranties made by the Stockholders or Buyer Transferee in Sections 3.2 or 3.3 or the schedules thereto, none of Agent, Stockholders or Buyer Transferee nor any other Person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of Agent, Stockholders or Buyer Transferee, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Agent, Stockholders or Buyer Transferee or any other matter made available to Landos or its Representatives in expectation of, or in connection with, this Agreement or the Contemplated Transactions. Landos is not relying upon and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that Agent, Stockholders or Buyer Transferee and their Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

SCHEDULE 3.2

REPRESENTATIONS AND WARRANTIES OF THE AGENT AND THE STOCKHOLDERS

Except as set forth in the corresponding sections or subsections of the disclosure schedules with respect to the Agent and Stockholders attached hereto, the Agent, jointly and severally, and each Stockholder, as to himself or itself only, represents, warrants and agrees as follows:

14.
Organization and Related Matters. If an entity, such Stockholder is duly organized, validly existing and in good standing under the laws of its organization, has all necessary organizational power and authority to carry on its business as now being conducted and has the necessary corporate power and authority to execute, deliver and perform this Agreement and any other Transaction Documents to which it is a party.
15.
Authorization. If an entity, the execution, delivery and performance of this Agreement and any other Transaction Documents by such Stockholder have been duly and validly authorized by all necessary organizational action on the part of Stockholder. This Agreement constitutes the legal, valid and binding obligation of the Agent or the Stockholder, as applicable, enforceable against him or it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally.
16.
No Conflicts. The execution, delivery and performance of this Agreement and any other Transaction Documents by the Agent or such Stockholder, as applicable, will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) the governing documents of such Stockholder, (b) any Law to which the Agent or such Stockholder, as applicable is subject or (c) to the extent such violation, breach or default is material, any Contract.
17.
No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acting on behalf of the Agent or such Stockholder, as applicable, or their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the Contemplated Transactions, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of this Agreement or the Contemplated Transactions.
18.
Redeemed Shares. Each Selling Entity owns all of the Redeemed Shares beneficially and of record, as listed on Schedule A opposite its name, free and clear of any Encumbrance, and the Selling Entities shall transfer and deliver to Landos at the Closing valid title to such Redeemed Shares, free and clear of any Encumbrances. Other than the [***], no Stockholder nor any Family Member of any Stockholder is the record or beneficial owner of or has any other economic interest in any shares of common stock of Landos or any other securities or equity interests in Landos other than those listed on Schedule A opposite its name.
19.
Developed Therapeutics and Identified Targets. None of Agent, any of his Affiliates (including [***]) or any Departed Employee has developed any therapeutics or identified any targets, [***] while such Persons were employees of Landos.

20.
Investigation; No Further Representations of Landos. Agent has conducted, on its own behalf and on behalf of the Stockholders, to its satisfaction, an independent investigation, verification, review and analysis of the Acquired Business, Acquired Assets and Assumed Liabilities and has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Landos for such purpose. Agent, together with its Representatives and advisors, has such knowledge and expertise in financial and business matters as to be capable of evaluating the merits and risks of the Contemplated Transactions. Agent is knowledgeable about the Acquired Business, Acquired Assets and Assumed Liabilities and about the usual and customary practices of businesses similar to the Business and is able to independently evaluate its investment decision.
21.
Landos Books and Records. To the best knowledge of Agent and Stockholders, no Books and Records, data or other written information relating to any of the Excluded Assets (including without limitation those of the types described in clauses (i) through (iii) of Section 4.14) is or at any time has been in the possession or Control of Agent, any Stockholder or any Departed Employee or any of their respective Affiliates, in each case except for such Books and Records, data and other written information that Agent has prior to the date of this Agreement delivered to Landos and notified Landos in writing of the location thereof.
22.
United States Person. Each Stockholder is a “United States person” within the meaning of Section 7701(a)(30) of the Code and each transferee of the Acquired Assets and the Acquired Business shall be a “United States person” within the meaning of Section 7701(a)(30) of the Code.
23.
No Other Representations or Warranties; Acknowledgement by Agent and Stockholders.
(a)
Except for the representations and warranties expressly set forth in this Schedule 3.2, none of Agent or any Stockholder or any of their Affiliates nor any other Person on behalf of any of them is making or has made any express or implied representation or warranties of any kind or nature whatsoever, including with respect to Agent or such Stockholder or their respective businesses or with respect to any other information made available to Landos or its Representatives in connection with the Contemplated Transactions, including the accuracy or completeness thereof and Agent and the Stockholders hereby expressly disclaim any such other representations and warranties.

(b)
Agent and the Stockholders acknowledge and agree that, except for the representations and warranties made by Landos in Section 3.1 of this Agreement and the schedule thereto, upon which representations and warranties has relied, none of Landos nor any other Person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of the Acquired Business, the Acquired Assets or the Assumed Liabilities, the business, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) of the Acquired Business or the accuracy or completeness of any information regarding the Acquired Business, the Acquired Assets or the Assumed Liabilities or any other matter made available to Agent or the Stockholders or their respective Representatives in expectation of, or in connection with, this Agreement or the Contemplated Transactions. Neither Agent nor any Stockholder is relying upon and specifically disclaim that they are relying upon or have relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that Landos and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.
(c)
Agent, on behalf of the Stockholders, has conducted its own independent investigation of the Acquired Business, Acquired Assets and Assumed Liabilities and the Contemplated Transactions and have had an opportunity to discuss and ask questions regarding the Acquired Business, Acquired Assets and Assumed Liabilities with the management of Landos.
(d)
Agent and each Stockholder each acknowledges and agrees that Landos shall not be liable under Section 3.1 or Schedule 3.1 of this Agreement for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Landos contained in this Agreement if Agent or any Stockholders had actual knowledge of such inaccuracy or breach prior to the Closing.

SCHEDULE 3.3

REPRESENTATIONS AND WARRANTIES OF THE BUYER TRANSFEREE

(If there is a Buyer Transferee, to be made by such Buyer Transferee under the Joinder Agreement referred to in Section 2.3(g))

Except as set forth in the corresponding sections or subsections of the disclosure schedules with respect to such Buyer Transferee attached hereto, Buyer Transferee represents, warrants and agrees as follows:

24.
Organization and Related Matters. Buyer Transferee is a corporation duly organized, validly existing and in good standing under the laws of its organization. Buyer Transferee has all necessary corporate power and authority to carry on its business as now being conducted. Buyer Transferee has the necessary corporate power and authority to execute, deliver and perform this Agreement and any other Transaction Documents to which it is a party.
25.
Authorization. The execution, delivery and performance of this Agreement and any other Transaction Documents, including the Joinder Agreement, by Buyer Transferee have been duly and validly authorized by the Board of Directors of Buyer Transferee and by all other necessary corporate action on the part of Buyer Transferee. This Agreement constitutes the legal, valid and binding obligation of Buyer Transferee, enforceable against Buyer Transferee in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally.
26.
No Conflicts. The execution, delivery and performance of this Agreement and any other Transaction Documents by Buyer Transferee will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) the charter documents or bylaws of Buyer Transferee, (b) any Law to which Buyer Transferee is subject or (c) to the extent such violation, breach or default is material, any Contract.
27.
No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acting on behalf of Buyer Transferee or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the Contemplated Transactions, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of this Agreement or the Contemplated Transactions.
28.
No Other Representations or Warranties; Acknowledgement by Buyer Transferee.
(a)
Except for the representations and warranties expressly set forth in this Schedule 3.3, none of Buyer Transferee or any of its Affiliates nor any other Person on behalf of any of them is making or has made any express or implied representation or warranties of any kind or nature whatsoever, including with respect to Buyer Transferee or its business or with respect to any other information made available to Landos or its Representatives in connection with the Contemplated Transactions, including the accuracy or completeness thereof and Buyer Transferee hereby expressly disclaims any such other representations and warranties.

(b)
Buyer Transferee acknowledges and agrees that, except for the representations and warranties made by Landos in Section 3.1 of this Agreement and the schedule thereto, Landos nor any other Person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of the Acquired Business, the Acquired Assets or the Assumed Liabilities, the business, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) of the Acquired Business or the accuracy or completeness of any information regarding the Acquired Business, the Acquired Assets or the Assumed Liabilities or any other matter made available to Buyer Transferee or its Representatives in expectation of, or in connection with, this Agreement or the Contemplated Transactions. Buyer Transferee is not relying upon and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that Landos and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.
(c)
Buyer Transferee, or the Agent, on Buyer Transferee’s behalf, has conducted its own independent investigation of the Acquired Business, Acquired Assets and Assumed Liabilities and the Contemplated Transactions and have had an opportunity to discuss and ask questions regarding the Acquired Business, Acquired Assets and Assumed Liabilities with the management of Landos.
(d)
Buyer Transferee acknowledges and agrees that Landos shall not be liable under Section 3.1 or Schedule 3.1 of this Agreement for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Landos contained in this Agreement if Buyer Transferee or the Agent, on Buyer Transferee’s behalf, had actual knowledge of such inaccuracy or breach prior to the Closing.

SCHEDULE 4.1

ACQUIRED ASSETS AND ACQUIRED BUSINESS VENDORS

EXHIBIT 2.2(b)

FORM OF RETAINED COMPOUNDS ROYALTY AGREEMENT

EXHIBIT 2.3(b)

FORM OF ACQUIRED COMPOUNDS LICENSE AGREEMENT

EXHIBIT 3

LIANBIO FIRST AMENDMENT TO ORIGINAL LICENSE AGREEMENT

EXHIBIT 4

LIANBIO NEW LICENSE AGREEMENT